Exhibit 10.2

[Execution Copy]

CELL TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

dated as of October 31, 2012

between

FUELCELL ENERGY, INC.

and
POSCO ENERGY CO., LTD.

Confidential treatment requested as to certain portions of this exhibit marked with an *. Such portions have been redacted and filed separately with the SEC.

I. DEFINITIONS	6
II. LICENSE GRANT	14
2.1 FCE Technology License	14
2.2 Grant of Distribution Rights	14
2.3 POSCO Technology License	15
2.4 (a) License to POSCO Energy Upon Expiration of the Term	15
2.4 (b) License to FCE Upon Expiration of the Term	16
2.5 Use of “FCE” Trademarks	16
2.6 Transfer of Technical Data	16
2.7 Joint Committee(s)	17
2.8 Regular Exchange of Technical Data	18
2.9 New Product Development and Improvements	18
2.10 Joint Development of New Application Technology and New Application Products	18
III. OWNERSHIP OF INTELLECTUAL PROPERTY	18
3.1 Ownership of FCE Technology	18
3.2 Ownership of POSCO Technology	18
3.3 Jointly Developed Technology	19
IV. ROYALTIES	19
4.1 Royalty Payments.	19
4.2 No Other Royalties, Payments, Etc	20
4.3 Royalty Report.	20
4.4 Royalty Determination Firm	21
V. CUSTOMER RESPONSIBILITY	21
5.1 End User Warranty	21
VI. COVENANTS	21
6.1 POSCO Energy Obligations	21
6.2 FCE Obligations	22
6.3 DOE Approval	22
6.4 Other Third Party Approvals	22
6.5 Notification of Certain Matters	22
6.6 Obligations Relating to FCE Intellectual Property	22
6.7 Obligations Relating to POSOC Technology	23
6.8 DFC Technology	23
VII. REPRESENTATIONS AND WARRANTIES	23
7.1 Representations and Warranties of FCE	23
7.2 Representations and Warranties of POSCO Energy	25
VIII. TERM	26
8.1 Term	26
8.2 Extension	26
8.3 Effectiveness of this Agreement; Effective Date	26
IX. TERMINATION	26
9.1 Termination by Mutual Agreement	26

9.2 FCE Termination by Material Breach of POSCO Energy.	26
9.3 POSCO Energy Termination by Material Breach of FCE.	27
9.4 Return of FCE Technology	28
9.5 Return of POSCO Technology	28
9.6 Survival	29
X. INDEMNIFICATION	29
10.1 POSCO Energy Obligations	29
10.2 FCE Obligations	30
10.3 Limitation of Damage	30
XI. CONFIDENTIAL INFORMATION	30
11.1 Obligations of the Parties	31
11.2 POSCO Affiliate	31
11.3 FCE and POSCO Energy Obligations	31
11.4 Non-Competition	31
XII. NOTICES	32
XIII. ENTIRE AGREEMENT	33
XIV. APPLICABLE LAW AND ARBITRATION	33
14.1 Governing Law	33
14.2 Efforts to Resolve by Mutual Agreement	33
14.3 ICC Arbitration	34
14.4 Waiver of Jury Trial	34
XV. MISCELLANEOUS	34
15.1 Amendment; Waiver	34
15.2 Severability	35
15.3 Government Information	35
15.4 Independent Contractors	35
15.5 Assignment	35
15.6 No Third Party Beneficiary	35
15.7 Headings	36
15.8 Right to Injunction; Specific Performance	36
15.9 Force Majeure	36
15.10 Counterparts	36
15.11 Bankruptcy Rights	36
XVI. SALES TARGETS	37

Exhibits:
Exhibit A:	CTTP
Exhibit B:	Form of DOE Approval
Exhibit C:	List of FCE Patents
Exhibit D:	Sales Targets

Schedules:
Schedule A:	POSCO Affiliates
Schedule B:	Countries of Asia Market and Non-Asia Market
Schedule C:	FCE Previously Granted Distribution Rights
Schedule D:	FCE Third Parties under a Confidentiality Agreement
Schedule E:	Roadmap

THIS CELL TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (this “Agreement”) is made and entered into this 31st day of October, 2012, by and between FUELCELL ENERGY, INC., a Delaware corporation having a place of business at 3 Great Pasture Rd., Danbury, CT 06813, U.S.A. (“FCE”) and POSCO ENERGY CO., LTD. (formerly POSCO POWER), a Korean corporation having a place of business at POSCO Center, 440 Teheran-ro, Gangnam-gu, Seoul 135-777, Korea (“POSCO Energy”).
RECITALS:
A. POSCO Energy and FCE are parties to a series of agreements identified as follows (collectively, the “Transaction Agreements”):

(i)	the Alliance Agreement, dated as of February 7, 2007;

(ii)	the Technology Transfer, Distribution and Licensing Agreement, dated as of February 7, 2007, (the “TTA”); and

(iii)	the Stack Technology Transfer and License Agreement dated as of October 27, 2009 (the “STTA”).
B. The Parties entered into a Securities Purchase Agreement dated as of April 30, 2012;
C. The Parties simultaneously herewith, agree and acknowledge that the CTTP (defined below) attached hereto as Exhibit A, shall be a part of this Agreement.
D. FCE has developed technology for the conversion of gaseous methane based fuels into electricity using Molten Carbonate Fuel Cell (“MCFC”) technology known as the “Direct FuelCell®” (DFC®).
F. FCE wishes to grant a license of FCE Technology (defined below) to POSCO Energy and/or POSCO Affiliates and transfer FCE Technology and provide technical assistance and support to POSCO Energy. POSCO Energy wishes to accept such a license and receive FCE Technology, technical assistance and support, all in accordance with the terms of this Agreement and other Transaction Agreements (defined above), as applicable.
G. FCE shall provide necessary information and supports to POSCO Energy and POSCO Affiliates to have the proper technology, know-how, system and organization related to customer service.
H. The transfer of technology as described in this Agreement is in addition to the Transaction Agreements, and does not supersede those separate agreements, which remain in full force and effect. The Previous licenses granted for assembly of DFC Cells into DFC Modules, and integration of DFC Modules with BOP into DFC Plants, shall continue as established by the Transaction Agreements. During the process of such technology transfer,

FCE shall exercise good faith and commercially reasonable efforts for POSCO Energy to understand the design process of DFC Cells using the information to be provided under this Agreement as well as the information having been provided under the Transaction Agreements.
I. POSCO Energy, together with the POSCO Affiliates (defined below), wishes to engage in the manufacture of fuel cell core components using FCE’s DFC Technology (hereafter “DFC Cells”) pursuant to the terms and conditions of this Agreement and to the technical plans in the CTTP and other attachments to this Agreement, and to continue in the commercialization of the DFC technologies in the Asia Market (defined below).
J. POSCO Energy wishes to grant a license of the POSCO Technology (defined below) to FCE for the purpose of allowing FCE to further improve and modify the DFC Cell technologies developed by FCE, in accordance with the terms of this Agreement and the other Transaction Agreements, as applicable.
K. The Parties acknowledge that DFC Cell manufacturing in Korea (defined below) under the license granted herein by FCE may achieve, among other things, cost reduction, product improvement, lead time improvement and service quality improvement. It is thus intended that POSCO Energy will engage, directly or indirectly through one or more POSCO Affiliates or independent third parties, in DFC Cell manufacturing in Korea on terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below and intending to be legally bound, the parties agree as follows:
I. DEFINITIONS
As used in this Agreement, the following terms shall have the following respective meanings which are intended to define the scope of this Agreement:
“Actual Losses” means all actual losses, costs, payments, and expenses arising out of or relating to a material breach of any representation or warranty or material failure to perform any obligation or undertaking to be performed under this Agreement.
“Additional Term” shall have the meaning set forth in Section 8.2.
“Applicable Laws” shall mean all applicable laws, treaties, ordinances, judgments, decrees, injunctions, writs, orders, rules, regulations, interpretations and permits of any Governmental Authority.
“Asia Market” shall mean those countries listed on Schedule B(I) hereunder.
“Balance of Plant” or “BOP” shall mean all subsystems for operation and generation of electrical power by DFCs in one or more stacks and including, but not limited to, fuel pre-treatment boilers, water recovery, fuel exhaust burner, inverter, control system, utility interface and start-up and stand-by equipment. For the avoidance of doubt, BOP shall mean all components of the DFC Power Plant other than the Fuel Cell Stack Module.
“Cell Technology Transfer and License Agreement” shall mean this Agreement.
“Cell Technology Transfer Program” or “CTTP” shall mean that certain document containing the detailed terms and schedules relating to the transfer by FCE of FCE Technology, including the scope of assistance and support provided, to POSCO Energy and POSCO Affiliates, as applicable, it being understood and agreed that, the CTTP shall be a part of this Agreement, as Exhibit A attached hereto.
“Dispute” shall have the meaning set forth in Section 14.2.
“DFC” shall mean FCE’s proprietary Direct FuelCell MCFC Technology, which includes, without limitation, any MCFC know-how and technology owned or controlled by FCE or any affiliate thereof.
“DFC Cells” shall have the same meaning as Repeating Components or RC as defined hereunder.
“DFC Components” means a quantity of Repeating Components (RC), Non-Repeating Components (NRC) and Module Components from which a complete Fuel Cell Stack Module may be assembled.
“DFC Module Kit” shall mean a set of components comprised of Module Components, NRC, and RC, which are manufactured wholly by FCE, in sufficient quantity for the subsequent assembly and conditioning by POSCO Energy of a complete Fuel Cell Stack Module.
“DFC Power Plant” shall mean the MCFC power plant comprising the Fuel Cell Stack Module and the BOP, and shall specifically exclude items of equipment such as foundations, structures, enclosures, transmission/distribution lines and interconnections, fuel lines, fuel preparation and clean-up equipment water drainage/removal, computer hardware and software and any other items related to the foregoing.
“DOE Approval” shall mean the necessary consent or approval from the U.S. Department of Energy, in form substantially similar to the form of DOE Approval set forth in Exhibit B attached hereto.
“Duplicate Royalties” shall have the meaning set forth in Section 4.1(c).
“Effective Date” shall mean the date upon which all the conditions set forth in Section 8.3 have been satisfied or waived by POSCO Energy.
“FCE Affiliates” shall mean those entities controlled by, or under common control with FCE as set forth in Schedule A.

“Fuel Cell Stack” shall be comprised of RC and NRC as defined herein below.
“Fuel Cell Stack Module” shall mean the Module Components and the Fuel Cell Stack.
“Fuel Cell Component Assembly” shall mean a single complete fuel cell package assembled from RC.
“FCE Product Line” shall mean the Repeating Components, DFC Cells, Fuel Cell Component Assembly, Non-Repeating Components, Fuel Cell Stack, Module Components, Fuel Cell Stack Module, DFC Module Kit, DFC, DFC Components, MCFC, DFC Products, FCE Products, DFC Power Plant, and the Balance of Plant.
“FCE Products” shall mean DFC Power Plants which include, without limitation, currently designated DFC300, DFC1500 and DFC3000, respectively, and any product that is a modification or improvement of DFC300, DFC1500 and DFC3000, regardless of how designated by FCE, which are made available, or in the future may be made available, for commercial use or sale by FCE during the Term.
“FCE Know-How” shall mean all technical information, know-how, inventions (whether patented or not), trade secrets, version-up histories, and other technical, engineering and design information and data, as and when it becomes available, related to (a) the FCE Product Line, (b) the manufacture of FCE Product Line, and (c) access to and use thereof, including, without limitation, technical information, know-how, inventions (whether patented or not), and other technical, engineering and design information and data, detailed drawings, and bills of material. FCE Know-How shall, without limitation, include:

(i)
the technology and know-how to manufacture RC, including but not limited to raw materials, anode, cathode, matrix, flow corrugation, bipolar plate, electrolyte, reforming unit, unitization/assembly of cell packages;

(ii)
the technology and know-how relating to RC Manufacturing Facilities, and RC Assessment, RC Repair, and RC Production Management, Work Progress Management, Quality Control, and RC Quality Assurance, Inspection and Testing Protocols, and RC Design, Stack Design and Diagnosis, as defined hereunder;

(iii)
any improvements and/or derivations of the FCE Product Line, which, for the avoidance of doubt, includes any portion of the New Applications Technology that constitutes improvements and/or derivations to the DFC Cells;

(iv)
all technical information, know-how and other technical, engineering and design information and data, as available and/or currently used by FCE, including all information and know-how provided by third parties to FCE except as subject to appropriate confidentiality agreements, related to RC, NRC and Fuel Cell Stack Module of New Application Technology;

(v)	the New Technology;

(vi)
all technical information, know-how and other technical, engineering and design information and data, as available and/or currently used by FCE, including all information and know-how provided by third parties to FCE except as subject to appropriate confidentiality agreements, related to RC manufacturing facility, including but not limited to design, operation control, management, maintenance, repair, and tooling;

(vii)
all technical information, know-how and other technical, engineering and design information and data, as available and/or currently used by FCE, including all information and know-how provided by third parties to FCE except as subject to appropriate confidentiality agreements, related to RC manufacturing production  and work process management, including but not limited to process and quality control, process and production management, scheduling, safety management, problem tracking, root cause analysis, and improvement;

(viii)
all technical information, know-how and other technical, engineering and design information and data, as available and/or currently used by FCE, including all information and know-how provided by third parties to FCE except as subject to appropriate confidentiality agreements, related to RC quality management, including but not limited to quality control methodology, quality control chart, quality assurance, supplier quality management, critical to quality, critical to process, critical to factor, and  failure mode and effect analysis;

(ix)
all technical information, know-how and other technical, engineering and design information and data, as available and/or currently used by FCE, including all information and know-how provided by third parties to FCE except as subject to appropriate confidentiality agreements, related to the RC materials, parts, and components; the RC design, manufacturing, Assessment, Repairing and Quality Improvement; the Stack and/or Stack Module design, control and assessment. For the avoidance of doubt, the Stack and/or Stack Module design shall include, but not be limited to the design of a new DFC stack module when changes in the power output, the number of cells/stack, the number of stacks/module, and/or layout/configuration of the present stack (module) are required,

(x)
all technical information, know-how and other technical, engineering and design information and data, as available and/or currently used by FCE, including all information and know-how provided by third parties to FCE except as subject to appropriate confidentiality agreements, related to the

Stack and/or Stack Module service including but not limited to the Stack and/or Stack Module control and operation; monitoring, evaluation, diagnosis, post analysis, root cause analysis, improvement, proposing corrective actions; repair, maintenance; tooling, spare part planning, warehousing; repair facility design and operation; disposal, recycling and reclaiming;

(xi)
All technical information, know-how and other technical, engineering and design information and data related to the evaluation and assessment including but not limited to the standard procedure, technology, equipment, facilities and methodologies for RC, NRC, single cell, sub-scale Stack, short Stack, full Stack, and Stack Module; and

(xii)
All technical information, know-how and other technical, engineering and design information and data, as available and/or when it becomes available, which were not fully transferred under STTP due to the limitation of access to RC related technology or information.

It is further understood and agreed that FCE Know-How shall not include SOFC; or information and data which is subject to restriction on disclosure by a third party as set forth in Schedule D, provided, however, that FCE shall exercise commercially reasonable good faith efforts to obtain the consent needed to make such information available to POSCO Energy. Regardless of the disclosure of the information by a third party as set forth in Schedule D, POSCO Energy shall have a right to contact and purchase necessary goods directly from a third party without prior consent of FCE provided that such contact and purchase is in conformance with the procedures relating to supply chain contained in the CTTP Section C. It is further understood, for purposes of Section 2.1, that FCE Know-How shall not include the New Application Technology except for that which is set forth in subsection (iii) and (iv) of this definition. The detailed contents of FCE Know-How and the specific methods of technology transfer will be reflected in the CTTP.
“FCE Patents” shall mean the letters, patents, and any applications for letters patent which have a “Convention Date” under the International Convention for the Protection of Industrial Property prior to the earlier of the expiration or termination date of this Agreement and which are owned or acquired by FCE or in which FCE has or acquires a licensable interest (including without limitation any U.S. or non-U.S. patents and patent applications that are counterparts thereof, and/or any divisions, continuations, continuations-in-part or reissues, reexaminations, renewals, substitutions, extensions, supplementary protection certificates in respect thereof) and which relate to the technology being licensed hereunder to POSCO Energy as listed in Exhibit C attached hereto.
“FCE Technology” shall mean FCE Patents and FCE Know-How.
“Force Majeure” shall mean unforeseen circumstances beyond the reasonable control and without the fault or negligence of either Party and which such Party is unable to prevent or provide against by the exercise of reasonable diligence including, but not limited to, acts of God, any acts or omissions of any civil or military authority, earthquakes, strikes or other labor disturbances, wars (declared or undeclared), terrorist and similar criminal acts, epidemics, civil unrest and riots.
“Governmental Authority” shall mean any supranational, national, federal, state, municipal or local government or quasi-governmental or regulatory authority (including a national securities exchange or other self-regulatory body), agency, court, commission or other similar entity, domestic or foreign.
“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Initial Term” shall have the meaning set forth in Section 8.1.
“Joint Diagnosis Committee” shall mean a committee to be formed by the Parties as set forth in Section 2.7 below.
“Korea” shall mean Republic of Korea.
“Korean Company” shall include any corporation, company or entity established under the laws of the Korea, including any Subsidiary thereof, wherever located or established, other than POSCO Energy and POSCO Affiliates.
“MCFC” shall mean molten carbonate fuel cell.
“Module Components” shall mean parts and component of the Fuel Cell Stack Module other than Fuel Cell Stack, necessary to assemble a Fuel Cell Stack Module, including but not limited to the catalytic oxidizer, mixer/eductor, stack enclosure vessel, enclosure insulation, flex hoses and instrumentation tubing.
“New Technology” shall mean innovations made by FCE during the Term using molten carbonates as electrolyte and resulting in increases to the rated power output, efficiency, and/or stack life as set forth in the roadmap attached hereto in Schedule E (hereafter the “Roadmap”), and any other improvements to rated power output, efficiency, and/or stack life which are not presently included on the Roadmap but which are made by FCE during the Term; it being acknowledged and understood by the Parties that the Roadmap represents FCE’s plans as of the Effective Date, the fulfillment of which shall be subject to available funding, facilities, equipment, and personnel, and to technical achievements which may be beyond the reasonable control of FCE and, further, that failure to achieve the results indicated in the Roadmap shall in no way diminish or reduce FCE’s rights to the privileges outlined in this Agreement, including compensation; and any other improvements and innovations which result in cost savings and/or cost reductions in the FCE Product Line.
“New Application Products” shall mean, as currently designated by FCE, the DFC/T®, the DFC/H2®, the DFC-ERG®, products related to the building application (as described in the Joint Development Agreement dated November 23, 2010), the maritime shipping application, and any modifications and derivations in whole or in part thereof, regardless of designation and future products developed by FCE without the participation of POSCO Energy.
“New Application Technology” shall mean all technical information, know-how, inventions (whether patented or not) or trade secrets, which relate to the New Application Products.
“Non-Asia Market” shall mean those countries listed on Schedule B(II) hereunder.
“Non-Repeating Components” or “NRC” means parts and components necessary for the assembly of the Fuel Cell Stack other than RC, including but not limited to supporting hardware, manifolds, instrumentation, assembly and compression hardware.
“Party” shall mean FCE or POSCO Energy, or when used in the plural, FCE and POSCO Energy.
“Person” shall mean any natural person, firm, partnership, association, corporation, company, joint venture, trust, business trust, Governmental Authority or other entity.
“POSCO Affiliate” shall mean each of those entities controlled by, or under common control with, POSCO Energy, which may receive all or part of the FCE Technology in connection with this Agreement, and which are listed in Schedule A, it being understood and agreed that additional entities may be added as mutually agreed by the Parties.
“POSCO Cells” shall mean Fuel Cell Component Assemblies manufactured by POSCO under license from FCE.
“POSCO Modules” shall mean Fuel Cell Stack Modules manufactured by POSCO under license from FCE. .
“POSCO Cells Net Sales” shall mean the revenues generated from the sales by POSCO Energy or POSCO Affiliate of the POSCO Modules; less the POSCO Cells Net Sales Adjustments, all determined in accordance with Section 4.1(c) below.
“POSCO Cells Net Sales Adjustments” shall include (a) any Duplicate Royalties amount, and (b) any costs or expenses incurred for DFC Components, DFC Module Kits, or any components or parts for the POSCO Cells, purchased by POSCO Energy and/or any POSCO Affiliate from FCE.
Further, sales and purchases, by and between POSCO Energy and any POSCO Affiliate to effect the sales of POSCO Cells to customers shall be excluded from the revenues to be counted for the purpose of POSCO Cells Net Sales only to the extent such POSCO Cells are not put into use or operation by such POSCO Affiliate. If such POSCO Cells are subsequently resold to third parties, such subsequent sale to the third party shall be included for the revenues to be counted for the purpose of POSCO Cells Net Sales.

“POSCO Parts” shall mean any parts or components of POSCO Products.
“POSCO Products” shall mean any products that are manufactured by POSCO Energy, regardless of designation, which are the same as, or a modification or derivation in whole or in part of FCE Products.
“POSCO Technology” shall mean all inventions, know-how, trade secrets, data or information arising, during the Term, by POSCO Energy and POSCO Affiliates and (i) by any employee of POSCO Energy or POSCO Affiliate or (ii) by POSCO Energy or POSCO Affiliate vendors, subcontractors, consultants or suppliers (but only to the extent that POSCO Energy or POSCO Affiliate has obtained rights thereto), derived from or based on the FCE Technology, including, without limitation, technical information, know-how, inventions (whether patented or not), trade secrets, and other technical, engineering and design information and data, detailed drawings, bill of material, system analytical models, system operating software, manufacturing plant data, vendor qualification and selection procedures, and quality assurance procedures.
It is further understood and agreed that POSCO Technology shall not include information and data which is subject to restriction on disclosure by a third party, provided, however, that POSCO Energy shall exercise commercially reasonable good faith efforts to obtain the consent needed to make such information available to FCE.
“Repeating Components” or “RC” shall consist of discrete fuel cell packages composed of active fuel cell components, which include but are not limited to anodes, cathodes, current collector plates, and matrices.
“Royalty Determination Firm” shall have the meaning set forth in Section 4.4.
“SOFC” shall mean solid oxide fuel cell.
“Subsidiary” shall mean, with respect to any Person (for the purposes of this definition, the “parent”), any other Person (other than a natural person), whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned by the parent or by one or more of its respective Subsidiaries or by the parent and any one or more of its respective Subsidiaries.
“Term” shall have the meaning set forth in Section 8.2.
“Transaction Agreements” shall have the meaning set forth in the Recitals.
“Upfront Payment” shall have the meaning set forth in Section 4.1(a).
To the extent such terms are defined by reference to the other Transaction Agreements, for purposes hereof, such terms shall continue to have their original definitions notwithstanding any termination, expiration or amendment of such agreements except to the extent the Parties hereto agree to the contrary herein.
II.    LICENSE GRANT
2.1    FCE Technology License.
(a)    During the Term, and subject to the terms of this Agreement, FCE hereby grants to POSCO Energy and POSCO Affiliates, subject to FCE’s prior separate approval for each POSCO Affiliate, an exclusive right and license to make, have made, use and sell the POSCO Parts, POSCO Products, POSCO Modules, POSCO Cells and POSCO Modules (incorporating POSCO Cells) incorporating the FCE Technology, including without limitation, the right to construct, assemble, manufacture, import and export, maintain, service and/or repair POSCO Parts, POSCO Products, POSCO Modules, POSCO Cells, POSCO Modules (incorporating POSCO Cells) and manufacturing facilities thereof in the Asia Market as set forth in Schedule B(I).
(b)    The rights and licenses granted to POSCO Affiliates hereby are subject to the execution by POSCO Affiliates of confidentiality agreements substantially similar to the terms and conditions set forth in Article XI of this Agreement.
(c)    At the request of POSCO Energy, and upon consent by FCE, FCE may designate any POSCO Affiliate indicated by POSCO Energy as an additional licensee under this Agreement, subject to POSCO Energy providing reasonable business justification and rationale for its request to designate the named POSCO Affiliate and such POSCO Affiliate shall provide its written concurrence that this Agreement shall govern the POSCO Affiliates’ duties, responsibilities and performance as a licensee hereof.
(d)    Manufacturing pursuant to the license granted hereunder in the Asia Market outside Korea, shall require the development of business plans, quality procedures and provisions for the protection of intellectual property. The parties shall mutually agree to such plans, procedures and provisions. However, manufacturing of Balance of Plant in the Asian Market outside of Korea shall require FCE’s prior review of plans, procedures and provisions, but not consent.
2.2    Grant of Distribution Rights.
(a)    During the Term, and subject to the terms of this Agreement and U.S. export law, FCE hereby grants to POSCO Energy and POSCO Affiliate, as applicable, an exclusive right to distribute, sell, import, export, install, commission, service and/or repair POSCO Cells, POSCO Modules (incorporating POSCO Cells), POSCO Modules, POSCO Products, FCE Product Line and/or other products incorporating FCE Technology, in the Asia Market.
(b)    During the Term, and subject to the terms of this Agreement and U.S. export law, FCE hereby grants to POSCO Energy and POSCO Affiliate, as applicable, a non-exclusive right to distribute, sell, import, export, install, commission, service and/or repair

POSCO Cells, POSCO Modules (incorporating POSCO Cells), POSCO Modules, POSCO Products, FCE Product Line and/or other products incorporating FCE Technology in the Non-Asia Market as set forth in Schedule B(II).
(c)    During the Term of this Agreement and provided this Agreement remains valid and in good standing, and subject to compliance with U.S. export law, FCE shall not directly or indirectly (i) in any way extend the term of any distribution rights granted to any third parties prior to the date hereof upon expiration or termination thereof; or (ii) distribute, make, sell, maintain, export/import, service and/or repair the FCE Product Line, the New Application Products or any products incorporating the FCE Technology or the New Application Technology to: (x) any Person in the Asia Market, other than POSCO Energy or the POSCO Affiliate, or (y) any Person which, in its reasonable judgment after due inquiry, may have an intention to distribute, make, sell, maintain, export/import, service and/or repair the FCE Product Line, the New Application Products or any products incorporating the FCE Technology or the New Application Technology in the Asia Market.
(d)    A list of all distribution rights granted by FCE prior to the date hereof is set forth in Schedule C attached hereto.
(e)    For the avoidance of doubt, the rights under this Section 2.2 includes products incorporating the licensed technology under the Transaction Agreements.
2.3    POSCO Technology License. During the Term, and subject to the terms of this Agreement, POSCO Energy hereby grants to FCE and FCE Affiliate(s) a non-exclusive, non-assignable, non-sublicensable and paid-up license to use, manufacture, have manufactured and sell FCE Products that incorporate POSCO Technology provided, however, that for application in the Asia Market and the Non-Asia Market, (i) FCE and FCE Affiliate(s) shall agree with POSCO Energy regarding further non-competition agreement following the execution of this Agreement and (ii) POSCO Energy’s prior written consent shall be required before they take any actions allowed hereby. Notwithstanding the foregoing, the Parties agree that FCE may sub-license the POSCO Technology to a third party for the sole purpose of further developing and improving the FCE Technology, with prior written consent of POSCO Energy, provided that any such development or improvement shall be transferred to POSCO Energy and that the third party shall not use or commercialize the POSCO Technology, without the prior written consent of POSCO Energy, which consent shall be given at POSCO Energy’s sole discretion.
The Parties agree that any sub-licensed rights granted by FCE to third parties are subject to the execution by such third parties of confidentiality agreements substantially similar to the terms and conditions set forth in Article XI of this Agreement.
2.4    (a) License to POSCO Energy Upon Expiration of the Term. Upon expiration of the Term, FCE hereby agrees to continue and extend the grant and license to POSCO Energy of all rights set forth under Sections 2.1 and 2.2 of this Agreement, subject to the payment by POSCO Energy to FCE of royalties to be mutually determined by the Parties upon such expiration through commercially reasonable good faith efforts; provided, that in the absence of an agreed royalty determination within the sixty (60) day period immediately following the initial request by either Party to determine the royalties, the Parties will submit to binding determination in accordance with Section 4.4. Such determination shall take into account any compensation owed by FCE to third parties.
(b)    License to FCE Upon Expiration of the Term. Upon expiration of the Term, POSCO Energy hereby agrees to continue granting to FCE on a non-exclusive basis all rights set forth under Section 2.3 of this Agreement, subject to the payment by FCE to POSCO Energy of royalties to be mutually determined by the Parties upon such expiration through commercially reasonable good faith efforts, taking into consideration the contribution of each Party to the POSCO Technology; provided, that in the absence of an agreed royalty determination within the sixty (60) day period immediately following the initial request by either Party to determine the royalties, the Parties will submit to binding determination in accordance with Section 4.4, provided that any sublicensing or resale to any Korean Company by FCE shall be subject to POSCO Energy’s consent in its sole discretion.
2.5    Use of “FCE” Trademarks. During the Term, FCE grants POSCO Energy the right to use “FCE” marks, in connection with the labeling, advertising or sale of POSCO Cells and/or POSCO Modules (incorporating POSCO Cells), that POSCO Cells and/or POSCO Modules (incorporating POSCO Cells) made by POSCO Energy are “manufactured under license of FUELCELL ENERGY, INC., U.S.A.”, or any other similar statement, to the extent that such is, in fact, the case. In addition, FCE hereby grants to POSCO Energy a non-exclusive fully paid-up license and right to use, consistent with the terms of this Agreement, any and all trademarks and trade names owned by FCE and subject to appropriate provisions concerning protection of trademarks and trade names, including quality control.
2.6    Transfer of Technical Data. FCE hereby agrees to provide POSCO Energy, upon completion of payment obligations described in Section 4.1(a)(i) hereunder, technical data and other information existing in documented form as of the Effective Date, relating to the FCE Technology in accordance with the terms of the CTTP. FCE hereby agrees that it will supply or cause to be supplied to POSCO Energy and POSCO Affiliates, as applicable, free of any charges, except as indicated in the CTTP, full up-to-date information, to the extent available in documented form of FCE Technology in a form (e.g., drawings, standard operating procedures, blueprints, written memoranda, training of employees or personal consultation, upon FCE’s prior consent, participation of POSCO Energy’s technologist/engineers in the projects currently conducted by FCE, and/or projects jointly conducted by technologists/engineers of both companies) or other visual forms in a commercially reasonable manner and form that will satisfactorily and expeditiously accomplish the transfer of FCE Technology to POSCO Energy. FCE will supply all such information in a reasonably usable and understandable form and in the English language using U.S. Customary Units of Measure. FCE further agrees that POSCO Energy may reasonably request information or explanations from FCE relating to the FCE Technology being transferred herein. Upon such reasonable request, FCE will supply or cause to be supplied to POSCO Energy and POSCO Affiliates, as applicable, such information or explanations which will be in a reasonably understandable form and included in the transactions contemplated hereby. POSCO Energy may transfer to POSCO Affiliates the technical data described in this Section, for the purpose, and subject to limitations, set forth in Section 2.1(c).
2.7    Joint Committee(s). The Parties shall form one or more joint committee(s)  consisting of at least two members selected from time to time by each of FCE and POSCO Energy, for the purposes of developing, as described in detail in the CTTP (“Joint Committee(s)”): (i) an integrated Global Supply Chain strategy in support of collective business growth and both companies’ DFC Cell Manufacturing Operations, following the framework and procedures contained in the CTTP, as indicated in Section 2.7 (a) below (hereafter the “Integrated Global Supply Chain Plan”), (ii)  a plan for executing the FCE Know-How technology transfer in accordance to the CTTP (hereinafter the “CTTP Transfer Plan”), (iii)  a plan for the construction, equipment procurement, facilitization, troubleshooting, shakedown and initial operation of a facility for the manufacture of DFC Cells in Korea pursuant to the terms of this Agreement (the “Facility Construction Plan”), (iv) a plan for stack monitoring, diagnosis, and repairing for abnormal status and failure, and for organizing Joint Diagnosis Committee for DFC Power Plants.
(a)      The Integrated Global Supply Chain Plan shall include, but not be limited to, a mutually agreed plan to: (i) reduce RC material supply risk; (ii) ensure long term security of supply for both companies; (iii) avoid short term supply disruptions; (iv) lower direct and indirect costs; (v) improve direct material quality; (vi) reduce inventory and lead times; (vii) leverage both companies’ overall strengths to optimize the value chain; and (viii) ensure compliance with third party confidentiality agreements; and (ix) localize NRC components including FCE BUY (category III) based on NRC Localization Joint Plan dated April 24, 2012.

(b)
The CTTP Transfer Plan shall include, but not be limited to the plans to:  (i) draft and finalize the initial CTTP draft to be completed by the Effective Date of this Agreement, (ii) monitor the transfer progress in view of the CTTP as jointly deemed necessary, (iii) modify or update the CTTP, and (iv) assist and function as the communication channel between the Parties.

(c)       The Facility Construction Plan shall include, but not be limited to, the plans to construct, procure equipment for, install equipment into, initially operate, troubleshoot and shakedown the facility for the manufacture of DFC Cells in Korea, including detailed roles and responsibilities for each Party.
(d)      The Stack Diagnosis Plan shall include, but is not limited to: (i) making the standard diagnosis and repair methodology in the event of DFC stack module failure. Joint Committee shall monitor and diagnose the DFC stack module condition, life and failure, execute root cause analysis, and propose corrective actions, (ii) developing product quality improvement program.

(e)
The Fuel Cell Stack technology transfer shall include, but is not limited to transfer of FCE Know-How related to: (i) stack design technology, (ii) design of new DFC stack modules, without limitation, when changes in the power output, the number of cells/stack, the number of stacks/module, and/or layout/configuration of the present stack (module) are required.

2.8    Regular Exchange of Technical Data. During the Term, the Parties shall exchange on a regular basis certain reasonably available technical data in connection with the performance of this Agreement, in accordance with the terms of the CTTP.
2.9    New Product Development and Improvements.FCE acknowledges that POSCO Energy will be making efforts to develop new products and improve the FCE Technology and agrees to provide POSCO Energy with technical and related information reasonably necessary and to the extent reasonably available to FCE for such new product development and improvement efforts in accordance with the requirements of Section 2.6. For the avoidance of doubt, any new products, developments and improvements described in this Section 2.9 shall not be regarded as Jointly Developed Technology and shall be POSCO Technology, if solely developed by POSCO Energy.
2.10     Joint Development of New Application Technology and New Application Products. For the development of the New Application Technology or efforts to commercialize any New Application Technology or New Application Products, the Parties recognize the need of a separate joint development agreement. POSCO Energy shall have the right of first offer and to exclusively negotiate with FCE as to any joint development agreement of the New Application Technology or New Application Products for the Asia Market. The Parties shall negotiate in good faith and use their commercially best efforts to enter into joint development agreements with respect to the New Application Products and the New Application Technology as justified by market demands.
III.    OWNERSHIP OF INTELLECTUAL PROPERTY
3.1    Ownership of FCE Technology. POSCO Energy acknowledges that all FCE Technology in and relating to the FCE Products, whether developed by or for FCE prior to or after the Effective Date of this Agreement, is and shall remain the property of FCE or its third party licensors.
3.2    Ownership of POSCO Technology. All inventions, know-how, trade secrets, data or information made, invented, conceived, created or otherwise developed by POSCO Energy and POSCO Affiliates, as applicable, and their employees, derived or resulting from the FCE Technology shall be considered POSCO Technology and shall be the sole property of POSCO Energy or POSCO Affiliates, as applicable. For the avoidance of doubt, it is understood and agreed that nothing contained herein shall convey ownership to POSCO of any FCE Technology from which such POSCO Technology is derived.
3.3    Jointly Developed Technology.  All inventions, know-how, trade secrets, data or information which result from joint development by the Parties (“Jointly Developed Technology”) shall be jointly owned by the Parties and shall be subject to separate joint development agreements negotiated by the Parties.  The Parties hereby agree to cooperate in good faith in the filing of any and all patent applications in all jurisdictions.
IV.    ROYALTIES
4.1    Royalty Payments.
In consideration of the license and rights granted herein by FCE to POSCO Energy, POSCO Energy agrees to pay to FCE the following payments upon satisfaction or waiver of the conditions set forth in Section 8.3 and subject to Parties’ fulfillment of their obligations as further set forth in in this Agreement including but not limited to CTTP:
(a)    License payments:

i.	A payment in the amount of USD $10 million (the “Upfront Payment”) shall be paid by POSCO Energy and received by FCE on or before Effective Date but no later than October 31, 2012.

ii.
A payment in the amount of USD $2 million shall be paid by POSCO Energy and received by FCE upon Parties’ completion of CTTP Milestone 1 (as defined in CTTP Appendix A) but no later than December 31, 2013 (“1st Milestone Payment”).

iii.
A payment in the amount of USD $2 million shall be paid by POSCO Energy and received by FCE upon Parties’ completion of CTTP Milestone 2 (as defined in CTTP Appendix A) but no later than June 30, 2014 (“2nd Milestone Payment”).

iv.
A payment in the amount of USD $2 million shall be paid by POSCO Energy and received by FCE upon Parties’ completion of CTTP Milestone 3 (as defined in CTTP) but no later than December 31, 2014 (“3rd Milestone Payment”).

v.
A payment in the amount of USD $2 million shall be paid by POSCO Energy and received by FCE upon Parties’ completion of CTTP Milestone 4 (as defined in CTTP) but no later than June 30, 2015 (“4th Milestone Payment”).

(b)     Running Royalty. A running royalty in the amount of three percent (3%) of POSCO Cells Net Sales shall be paid by POSCO Energy in U.S. dollars. The royalty payment shall be paid quarterly and within forty-five (45) calendar days of the end of each calendar quarter.

(c)     Notwithstanding anything to the contrary, the Parties agree that there shall not be any duplicate royalties counting for any single transaction by calculating royalties under the previous TTA, STTA and this Agreement (“Duplicate Royalties”). Any royalty calculation resulting from the POSCO Cells Net Sales under this Agreement shall take into account the calculation of the royalties resulting from the Net Sales of DFC Power Plants, POSCO Modules, POSCO Products and/or POSCO Parts under the TTA and STTA. To the extent there are any Duplicate Royalties, such amount shall count towards the POSCO Cells Net Sales Adjustment.
(d)     The Parties acknowledge that although the royalty set forth above in Section 4.1(b) shall be applicable, it may be difficult to ascertain the royalties in certain transactions. Such transactions may include, but are not limited to, transactions in which the POSCO Cells are leased, loaned, bartered or exchanged for goods or services, transferred to a third party or any entity affiliated or closely associated with POSCO Energy at a price other than market price or on terms other than in an arm’s length, or otherwise put into use by POSCO Energy or POSCO Affiliates. POSCO Energy agrees to notify FCE within fifteen (15) business days after entering into such arrangements, and the Parties shall subsequently use commercially reasonable good faith efforts to establish guidelines for determining the royalties for such transactions within sixty (60) days from the date such notice is received, taking into consideration the principles of the Korean GAAP and U.S. GAAP and incorporating the principles of best accounting practices. If the Parties fail to reach agreement, the Parties agree to abide by the procedures set forth in Section 4.4.
(e)     In case there arises a Dispute as to either Party’s obligations set forth in this Agreement, including but not limited to, CTTP, but only in the case where such disputes arise due to the fault of FCE, POSCO Energy may withhold some portion of any disputed amounts under Section 4.1 (a)(ii),(iii),(iv), and (v) the Parties shall engage in their best efforts to resolve such Dispute in due course as set forth in Section 14.
4.2    No Other Royalties, Payments, Etc. The Parties acknowledge and agree that, other than the Upfront Payment, 1st Milestone Payment, 2nd Milestone Payment, 3rd Milestone Payment and 4th Milestone Payment and the running royalty as set forth in Section 4.1(b), and certain expenses to be reimbursed pursuant to the CTTP, POSCO Energy or any POSCO Affiliates shall not be liable for any fees, royalties, expenses or payments in connection with the license rights granted herein or the use by POSCO Energy or POSCO Affiliates of the FCE Technology under this Agreement.
4.3    Royalty Report.
(a)    Regular Reports. When rendering payment of the foregoing royalties, POSCO Energy shall provide FCE with a written quarterly report showing the calculation of the royalty, the number of products to which the royalty is applicable. At its expense, FCE may, by its designated independent public accountants, audit the royalty amounts reported by POSCO Energy no more than once a year. To the extent any sales are made by any POSCO Affiliates, POSCO Energy agrees to furnish to FCE copies of relevant books and records of the POSCO Affiliates for the sole purpose of such audit by FCE.

(b)    Final Report. POSCO Energy shall deliver a written report to FCE within sixty (60) days of the termination or expiration of this Agreement, containing information relevant to the calculation of the royalties due under this Agreement; provided that such report shall include the Net Sales of POSCO Cells that are sold and on order by POSCO Energy on or prior to the date of termination or expiration and not previously reported to FCE, and such other information as may be necessary to determine the royalties due hereunder.
4.4    Royalty Determination Firm. The Parties agree that in case of any dispute with respect to the determination of royalty pursuant to Sections 2.4, 4.1(d) and 9.2(b), any such determination shall be determined by an internationally recognized independent accounting firm jointly selected and paid for by the Parties (“Royalty Determination Firm”). If the Parties dispute the royalty amount determined by the Royalty Determination Firm, then the disputing Party has the right at its own expense to retain another internationally recognized independent accounting firm; and in such event, the determination of the royalty shall be the average of the two determinations, provided that, the average of the two determinations shall not exceed by more than 10% of the difference between the royalty amount determined by the Royalty Determination Firm and the royalty amount determined by the independent determination firm.
4.5    In accordance with the relevant laws, regulations, decrees, guidelines or ordinances of the Korea as may then be in effect, POSCO Energy shall withhold taxes owed to the appropriate tax office of Korea (hereafter “Korea License Compensation Taxes”) from the license compensation owed to FCE hereunder and paid to the appropriate tax office of Korea directly by POSCO Energy. For the avoidance of doubt, the amounts listed in Section 4.1(a) hereunder is net of such taxes (i.e., taxes have already been considered and deducted from the amounts indicated in Section 4.1(a)), while such taxes shall be deducted in the future from the amounts described in Section 4.1(b).
V.    CUSTOMER RESPONSIBILITY
5.1    End User Warranty. For POSCO Modules (incorporating POSCO Cells) manufactured and assembled by POSCO Energy and/or POSCO Affiliates pursuant to this Agreement, POSCO Energy shall be responsible to the end user for warranty, performance guarantees and service obligations related to the POSCO Cells. FCE shall have no obligations under any agreements which POSCO Energy may execute with end users for POSCO Cells, beyond the performance guarantees and warranties contained in separate agreements to be further entered between the Parties.
VI.    COVENANTS
6.1    POSCO Energy Obligations. POSCO Energy hereby agrees to comply with the U.S. Department of Commerce Export Administration Regulations concerning exportation and re-exportation of technical data (including computer software), direct products thereof or any components purchased hereunder to any countries or territories. POSCO Energy hereby gives FCE the assurance required by the U.S. Department of

Commerce Export Administration Regulations with respect to the U.S. origin technical information furnished by FCE hereunder and the direct product of such technical information.
6.2    FCE Obligations. FCE hereby agrees to comply with the U.S. Department of Commerce Export Administration Regulations concerning exportation and re-exportation of technical data (including computer software), direct products thereof or any components purchased hereunder to any countries or territories. FCE hereby gives POSCO Energy the assurance required by the U.S. Department of Commerce Export Administration Regulations with respect to the U.S. origin technical information furnished by FCE hereunder and the direct product of such technical information.
6.3    DOE Approval. As soon as practicable after the date hereof, FCE shall obtain all necessary consent, approval or waiver from the U.S. Department of Energy (“DOE”), at its expense, in form substantially similar to the form of DOE Approval set forth in Exhibit B attached hereto.
6.4    Other Third Party Approvals. In addition to complying with the requirements set forth in Section 6.3, FCE shall complete each of the actions and filings and obtain all necessary approvals, consents or waivers from any third party or Persons as required, as soon as practicable after the date hereof.
6.5    Notification of Certain Matters. During the period from the date hereof to the Effective Date, each of the parties hereto shall promptly give notice to each of the other parties of (i) the occurrence of any event which occurrence has caused or is likely to cause, any representation or warranty of the notifying party contained in this Agreement to be untrue, inaccurate or misleading or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby, (ii) any failure of such party to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (iii) any change, event, condition or development which will, or which could reasonably be expected to, delay the consummation of this Agreement and the license grant contemplated hereby; provided, however, that right to indemnification, payment of damages or other remedy hereunder based on such representations, warranties, covenants, and obligations will not be affected by any such notification.
6.6    Obligations Relating to FCE Intellectual Property. FCE shall diligently file, prosecute and maintain the patents, patent applications and trademarks of the FCE Technology to fully protect POSCO Energy’s interest in the license to the FCE Technology as set forth in Article II of this Agreement.  FCE shall, at its own expense, take all action necessary to perfect, maintain, preserve, protect against infringement, defend the validity of and/or renew any applicable title and/or interest in the FCE Technology and/or any intellectual property rights set forth in this Agreement and transactions contemplated hereby.

6.7    Obligations Relating to POSCO Technology. POSCO Energy shall diligently file, prosecute and maintain the patents, patent applications and trademarks of the POSCO Technology to fully protect FCE’s interest in the license to the POSCO Technology as set forth in Section 2.3 of this Agreement.  POSCO Energy shall, at its own expense, take all action necessary to perfect, maintain, preserve, protect against infringement, defend the validity of and/or renew any applicable title and/or interest in the POSCO Technology and/or any intellectual property rights set forth in this Agreement and transactions contemplated hereby.
6.8    DFC Technology. During the Term of this Agreement, FCE shall make commercially reasonable efforts to improve and enhance the DFC technology to maintain market competitiveness.
VII.    REPRESENTATIONS AND WARRANTIES
7.1    Representations and Warranties of FCE. FCE represents and warrants to POSCO Energy that as of the date hereof and as of the Effective Date:
(a) It has all requisite right, power and authority, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;
(b) The execution, delivery and performance by FCE of this Agreement, and the consummation by FCE of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of FCE and no other corporate actions or proceedings on the part of FCE are necessary to authorize this Agreement and the transactions contemplated hereby. Assuming due authorization, execution and delivery of this Agreement by POSCO Energy hereto, this Agreement constitutes a legal, valid and binding obligation of FCE enforceable against it in accordance with its terms;
(c) The execution, delivery and performance by FCE of this Agreement, and the consummation by FCE of the transactions contemplated hereby do not (i) violate any Applicable Law; (ii) violate or conflict with any contract or agreement to which FCE is a party; (iii) violate any Governmental Order; (iv) require the approval, consent or permission of any Governmental Authority having authority over FCE except for the DOE Approval; or (v) violate FCE’s organizational documents;
(d) Neither FCE or any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of FCE or its Subsidiaries has, in the course of its actions for, or on behalf of, FCE or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made or received any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to or from any foreign or domestic government official or employee;
(e) POSCO Energy’s contemplated use of the FCE Technology under this Agreement does not infringe, constitute an unauthorized use of or otherwise violate any valid rights, including but not limited to patent rights, copyrights, trademarks or other intellectual property rights owned or controlled by third parties or Persons in any country. No other third parties or Persons in any country is infringing, misappropriating or violating any of the FCE Technology.
(f) The FCE Technology furnished to POSCO Energy and POSCO Affiliates pursuant to this Agreement will correspond to the specifications and requirements of FCE Technology used by FCE in the manufacture of FCE Products; provided that to the extent FCE Technology provided hereunder does not meet such specifications or requirements and POSCO Energy notifies FCE, FCE shall promptly correct the discrepancy at its own expense, by furnishing corrected FCE Technology;
(g) FCE Power Plants using FCE Technology are designed with commercially reasonable safety precautions and FCE participates in on-going safety certification programs for its plants, such as the Canadian Standard Association;

(h) FCE has taken, and will continue to take after the Effective Date, commercially reasonable defensive and offensive measures to protect FCE Technology against encroachment by any third parties. FCE recognizes and acknowledges that maintaining the scope of protection on the FCE Technology in Korea is critical to the success of the continued commercialization of POSCO Products in Korea;

(i) FCE Technology transferred to POSCO Energy will be complete and sufficient to construct, assemble, and manufacture of POSCO Cells and POSCO Modules (incorporating POSCO Cells) such that the POSCO Cells and POSCO Modules (incorporating POSCO Cells) (i) meets or exceeds the standard of quality and performance that is commensurate with the quality and performance of similar products constructed, assembled, and manufactured by FCE to sell, maintain, service/repair, and distribute, and (ii) meets or exceeds any specification requirements of similar products constructed, assembled, and manufactured by FCE and that are marketed and advertised to its customers, suppliers, and vendors;

(j) As a part of FCE Technology transfer, Cell Technology transfer will be completed upon achievement of specific goals which will be described in the CTTP;

(k) FCE will apply commercially reasonable efforts to achieve the capacity and/or specification goals contained in the Roadmap attached hereto as Schedule E.
(l) There is no claim, action, suit, proceeding or order pending or threatened against FCE in respect of the FCE Technology. FCE has not received a written notice that (i)

challenges the rights of FCE in respect of the FCE Technology, or otherwise challenges the registration, validity, enforceability, scope or sole and exclusive ownership of the FCE Technology, or (ii) FCE is in violation of any law, regulation, order or other legal requirement that apply to the FCE Technology.
(m) FCE has obtained and effected any consents, approvals, waivers and notices of or to any other third parties or Persons which are required pursuant to any law or contract, including without limitation, (i) DOE Approval and (ii) consents, approvals, waivers and/or notices for confidentiality agreements and/or non-disclosure agreements relating to FCE Technology as set forth in Schedule D attached hereto. FCE has obtained and effected such consents, approvals, waivers and notices in connection with the right and license to use FCE Technology being granted to POSCO Energy herein, and the execution and delivery of, and performance under, this Agreement.
7.2    Representations and Warranties of POSCO Energy. POSCO Energy represents and warrants to FCE that as of the date hereof and as of the Effective Date:
(a) It has all requisite right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;
(b) The execution, delivery and performance by POSCO Energy of this Agreement, and the consummation by POSCO Energy of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of POSCO Energy and no other corporate actions or proceedings on the part of POSCO Energy are necessary to authorize this Agreement, and the transactions contemplated hereby. Assuming due authorization, execution and delivery of this Agreement by FCE hereto and thereto, this Agreement constitutes a legal, valid and binding obligation of POSCO Energy enforceable against it in accordance with its terms;
(c) The execution, delivery and performance by POSCO Energy of this Agreement, and the consummation by POSCO Energy of the transactions contemplated hereby, do not: (i) violate any Applicable Law; (ii) violate or conflict with any Contract to which POSCO Energy is a party; (iii) violate any Governmental Order; (iv) require the approval, consent or permission of any Governmental Authority having authority over POSCO Energy except for the DOE Approval; or (v) violate POSCO Energy’s organizational documents; and
(d) Neither POSCO Energy or any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of POSCO Energy or its Subsidiaries has, in the course of its actions for, or on behalf of, POSCO Energy or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made or received any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to or from any foreign or domestic government official or employee; and
(e) All work to be performed by POSCO Energy in its manufacture, assembly and test activities hereunder shall be performed in accordance with drawings, manufacturing practices, instructions and quality plans as furnished by FCE or as mutually agreed upon by the parties.
VIII.    TERM
8.1    Term. The initial term of this Agreement (the “Initial Term”) shall commence on the Effective Date and shall continue, unless earlier terminated in accordance with the provisions set forth herein or in any Transaction Agreement, for a period of fifteen (15) years from the Effective Date.
8.2    Extension. The Initial Term may be extended for additional terms (each, “Additional Term”, and, together with the Initial Term, the “Term”), each for a period of five (5) years, by mutual agreement by the Parties on terms and conditions comparable to this Agreement, but for avoidance of doubt, the payment due to FCE shall be limited to the running royalty, which will be no higher than what is set forth in this Agreement, and exclude other payments, i.e. upfront payment and milestone payments.
8.3    Effectiveness of this Agreement; Effective Date. This Agreement shall not be effective until the satisfaction or, to the extent permitted by applicable law, waiver in writing by POSCO Energy of each of the following conditions:
(a)    All governmental approvals necessary for the transactions contemplated under this Agreement, including, without limitation, DOE Approval as set forth in Section 6.3, shall have been obtained and be in full force and effect;
(b)    The representations and warranties with respect to FCE set forth in Section 7.1 shall be true and correct in all material respects (except those representations and warranties qualified by “materiality” or words of similar meaning, which must be true and correct in all respects) on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date (or, with respect to representations and warranties that are given as of a specific date, as of such date).
(c)    POSCO Energy shall have obtained final internal approval of the transactions contemplated hereby, including without limitation, resolution of its board of directors.
IX.    TERMINATION
9.1    Termination by Mutual Agreement. This Agreement may be terminated, without any further obligation or liability by mutual written agreement of the Parties.
9.2    FCE Termination by Material Breach of POSCO Energy.

(a)    Notwithstanding anything to the contrary contained herein or in any other Transaction Agreements, in the event POSCO Energy materially breaches any representation or warranty or materially fails to perform any obligation or undertaking to be performed by it under this Agreement and such material breach or failure is not cured within sixty (60) days after notice from FCE specifying the nature of the breach, then, FCE shall have the right to terminate this Agreement after complying with the procedures set forth in Section 14.2 below.
(b)    FCE Remedy. In the event that FCE terminates this Agreement pursuant to Section 9.2(a):
(i) FCE may elect to retain all POSCO Technology, including all copies and summaries thereof, furnished by POSCO Energy prior to such termination;
(ii) Other than the Asia Market, FCE shall have a non-exclusive perpetual license and right to use the POSCO Technology to manufacture and sell the FCE Products, only to the extent that FCE Products incorporate POSCO Technology at the time of such termination, under all patents of all countries under which POSCO Energy or POSCO Affiliates, as applicable, during the Term, has or may acquire the right to grant such licenses, provided that any sublicensing or resale to any Korean Company by FCE shall be subject to POSCO Energy’s consent in its sole discretion, and provided, further, that the foregoing license shall be subject to the payment by FCE to POSCO Energy of royalties to be mutually determined by the Parties in a commercially reasonable good faith manner, it being understood and agreed that if the Parties are unable to reach agreement within sixty (60) days following the initial request of FCE, the royalties determined pursuant to Section 4.4 above shall be final and binding upon the Parties;
(iii) POSCO Energy further agrees that POSCO Energy shall, at the request of FCE, continue to supply POSCO Modules to FCE, if such are in production, on terms and conditions to be mutually agreed upon by the Parties in good faith; and
(iv) POSCO Energy, on its own behalf and on behalf of POSCO Affiliates, shall pay Actual Losses; provided, however, that such Actual Losses shall not include any consequential, special, incidental, or indirect losses or damages.
The foregoing provisions of this Section 9.2 represent, the sole and exclusive remedy of FCE in the event of termination by material breach of POSCO Energy.
9.3    POSCO Energy Termination by Material Breach of FCE.
(a)    In the event FCE materially breaches any representation or warranty or materially fails to perform any obligation or undertaking to be performed by it under this Agreement and such material breach or failure is not cured within sixty (60) days after notice from POSCO Energy specifying the nature of the breach, then, POSCO Energy shall have the right to terminate this Agreement after complying with the procedures set forth in Section 14.2 below (except as noted below in Section 9.3(b)(i)).

(b)    POSCO Energy Remedy. Notwithstanding anything to the contrary contained herein or in any other Transaction Agreements, in the event that POSCO Energy terminates this Agreement pursuant to Section 9.3(a) above:
(i) FCE shall pay to POSCO Energy for Actual Losses and a reduction on the remaining royalties by 1%, and in addition, if the FCE Technology has not been fully transferred to POSCO Energy as scheduled in the CTTP, FCE shall promptly and in a commercially reasonable manner transfer to POSCO Energy all of the remaining FCE Technology. FCE further acknowledges and shall agree that POSCO Energy shall be entitled to seek and obtain from FCE specific performance of FCE’s obligations under this section in the U.S. District Court for the Southern District of New York or in any competent court in the State of New York or Connecticut, if FCE fails to transfer the FCE Technology to POSCO Energy, as set forth in the CTTP. For the avoidance of doubt, in the event FCE dissolves, (i) FCE shall pay all outstanding debts and obligations, including without limitation the payment of Actual Losses pursuant to this Section 9.3(b)(i) to POSCO Energy before making any distributions to shareholders in accordance with Applicable Laws and (ii) POSCO Energy shall not be obligated to pay any remaining royalties to FCE;
(ii) POSCO Energy may elect to retain all FCE Technology, including all copies and summaries thereof, furnished by FCE prior to such termination;
(iii) POSCO Energy shall have a perpetual non-exclusive license and right in and of the FCE Technology as set forth in Section 2.1 of this Agreement and a non-exclusive perpetual distribution right as set forth in Section 2.2 of this Agreement; and
(iv) FCE further agrees that FCE shall, at the request of POSCO Energy, continue to supply DFC Components on terms and conditions to be mutually agreed upon by the Parties in good faith.
The foregoing provisions of this Section 9.3 represent the sole and exclusive remedy of POSCO Energy in the event of termination by material breach of FCE. For the purpose of Section 9.3(b)(i) above, the Parties hereto consent to the jurisdiction of such court in respect of any action or proceeding thereunder.
9.4    Return of FCE Technology. In the event this Agreement is terminated pursuant to Section 9.1 or Section 9.2 above, POSCO Energy shall return to FCE all FCE Know-How, including all copies and summaries thereof, furnished by FCE prior to such termination and shall not be permitted to make any further use of such FCE Technology.
9.5    Return of POSCO Technology. In the event this Agreement is terminated pursuant to Section 9.1 or Section 9.3 above, FCE shall return to POSCO Energy all POSCO Technology including all copies and summaries thereof, furnished by FCE prior to such termination and shall not be permitted to make any further use of such POSCO Technology.

9.6    Survival. Upon expiration or termination of this Agreement as provided herein, or by operation of law or otherwise, all rights granted and all obligations undertaken hereunder shall terminate forthwith except the following provisions:
(a) Upon expiration of the Term, Sections 2.4(a) (‘License to POSCO Energy Upon Expiration of the Term’) and 4.4 (‘Royalty Determination Firm’) and Articles III (‘Ownership of Intellectual Property’), IX (‘Termination’), X (‘Indemnification’), XI (‘Confidential Information’), XII (‘Notices’), XIII (‘Entire Agreement’), XIV (‘Applicable Law and Arbitration’) and XV (‘Miscellaneous’); and
(b) Upon termination of this Agreement, Sections 4.4 (‘Royalty Determination Firm’), Articles III (‘Ownership of Intellectual Property’), IX (‘Termination’), X (‘Indemnification’), XI (‘Confidential Information’), XII (‘Notices’) and XIII (‘Entire Agreement’), XIV (‘Applicable Law and Arbitration’), XV (‘Miscellaneous’) and the CTTP.
X.    INDEMNIFICATION
10.1    POSCO Energy Obligations. POSCO Energy shall indemnify and hold harmless FCE and its affiliates, officers, directors, members, employees and agents, against any and all judgments, damages, liabilities, costs and losses of any kind (including reasonable attorneys’ and experts’ fees) (collectively, “Losses”) that arise out of or relate to (i) any breach by POSCO Energy of its representations or warranties or covenants under this Agreement, (ii) any claim, action or proceeding that arises from defects caused by the manufacture by POSCO Energy or POSCO Affiliates of POSCO Modules, or (iii) any claim, action or proceeding that arises from defects caused by the servicing by POSCO Energy or POSCO Affiliates of the FCE Products; provided, however, that FCE must promptly notify POSCO Energy in writing of any such claim, action or proceeding (but the failure to do so shall not relieve POSCO Energy of any liability hereunder except to the extent that POSCO Energy has been materially prejudiced therefrom). POSCO Energy may elect, by written notice to FCE within ten (10) days after receiving notice of such claim, action or proceeding to assume the defense thereof with counsel acceptable to FCE. If POSCO Energy does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if FCE reasonably believes that there are conflicts of interest between FCE and POSCO Energy or that additional defenses are available to FCE with respect to such defense, then FCE shall retain its own counsel to defend such claim, action or proceeding, at POSCO Energy’s defense. POSCO Energy shall reimburse FCE for expenses as these are incurred under this Section. FCE shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that FCE shall have no right to control the defense, consent to judgment or agree to settle any such claim, action or proceeding without the written consent of POSCO Energy unless FCE waives its right to indemnity hereunder. POSCO Energy, in the defense of any such claim, action or proceeding, except with the written consent of FCE, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to FCE of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of FCE.
10.2    FCE Obligations. FCE shall indemnify and hold harmless POSCO Energy and its affiliates, officers, directors, members, employees and agents, against any and all Losses that arise out of or relate to (i) any breach by FCE of its representations, warranties, covenants or agreements under this Agreement (it being understood and agreed that any indemnity with respect to the FCE Products shall be governed by a separate purchase order contract), (ii) any claim, action or proceeding that arises from or relates to the servicing by FCE of POSCO Cells, POSCO Modules (incorporating POSCO Cells), POSCO Modules or FCE Products, (iii) any claim, action or proceeding that arises from any licensor of FCE or any third party, in or relating to the FCE Technology (it being understood and agreed that this obligation includes an obligation to take all necessary steps to ensure the continued use by POSCO Energy of the FCE Technology, without interruption), provided, however, that POSCO Energy must promptly notify FCE in writing of any such claim, action or proceeding (but the failure to do so shall not relieve FCE of any liability hereunder except to the extent that FCE has been materially prejudiced therefrom). FCE may elect, by written notice to POSCO Energy within ten (10) days after receiving notice of such claim, action or proceeding to assume the defense thereof with counsel acceptable to POSCO Energy. If FCE does not so elect to assume such defense or disputes is indemnity obligation with respect to such claim, action or proceeding, or if POSCO Energy reasonably believes that there are conflicts of interest between FCE and POSCO Energy or that additional defenses are available to POSCO Energy with respect to such defense, then POSCO Energy shall retain its own counsel to defend such claim, action or proceeding, at FCE’s defense. FCE shall reimburse POSCO Energy for expenses as these are incurred under this Section. POSCO Energy shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that POSCO Energy shall have no right to control the defense, consent to judgment or agree to settle any such claim, action or proceeding without the written consent of FCE unless POSCO Energy waives its right to indemnity hereunder. FCE, in the defense of any such claim, action or proceeding, except with the written consent of POSCO Energy, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to POSCO Energy of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of POSCO Energy.
10.3    Limitation of Damage. In no event, whether as a result of breach of contract, warranty, tort (including negligence), strict liability, indemnity, or otherwise, shall either Party or its subcontractors or suppliers be liable to the other Party for loss of profit or revenues, or for any special, consequential, incidental, indirect or exemplary damages.
XI.    CONFIDENTIAL INFORMATION

11.1    Obligations of the Parties. All written information marked “proprietary” or “confidential” (or if oral, subsequently reduced to a writing so marked and delivered to the receiving Party within thirty (30) days of its oral disclosure) which the disclosing Party discloses to the receiving Party as a result of the provisions of this Agreement, whether contained in blueprints, drawings, written reports, letters or memoranda, process descriptions, operating procedures, supplier lists and/or other written data, shall be treated as confidential unless (a) such information shall have been in the possession of the receiving Party prior to its receipt from the disclosing Party, (b) such information is or becomes part of the public knowledge or literature through no fault of the receiving Party, vendors or suppliers, (c) such information shall otherwise become available to receiving Party from a source other than the disclosing Party, said source not being violative of any obligation of secrecy with respect to such information, or (d) the furnishing or use of such information is required by any legal requirement or any Governmental Authority. Information which is so considered to be confidential shall be held by the receiving Party for its sole benefit and used only in accordance with this Agreement; provided that the receiving Party may share proprietary or confidential information with its affiliates; and, further provided, that the receiving Party shall cause its Affiliates to restrict the use so as to be consistent with the terms of this Agreement and to restrict disclosure to its employees, on a need-to-know basis, of any confidential or proprietary information shared with such affiliates. The receiving Party shall use all reasonable efforts to prevent the use of all or any part of such confidential information belonging to the disclosing Party in any other connection or the transmission thereof to third parties unless and until it has first obtained the written consent of the disclosing Party specifically authorizing such use or transmission. The Parties understand that information may be provided which is subject to a confidentiality agreement with a third party. The Parties agree that such information shall be held in confidence in accordance with the terms of the third party confidentiality agreement. No Party shall be obligated to divulge third party confidential information to the other Party. Each Party shall require, as a condition precedent to any agreement for any FCE Product or POSCO Product sales, as the case may be (incorporating respective FCE Technology or POSCO Technology, as the case may be), lease, or other similar transaction, that the purchaser, lessor, or customer for such transaction must agree to accept the terms of this paragraph, including the requirement for any subsequent purchaser to accept the terms of this paragraph. Any breach of the confidentiality provisions of this paragraph may be considered material breach of this agreement by the non-breaching Party.
11.2    POSCO Affiliate. The Parties agree that each POSCO Affiliate for which an additional license is granted by FCE pursuant to Section 2.1(c) hereunder, shall enter into a confidentiality agreement with POSCO Energy containing the terms that are substantially similar to the confidentiality provision set forth above.
11.3    FCE and POSCO Energy Obligations. All obligations under this article shall apply mutatis mutandis to the Parties.
11.4    Non-Competition.

(a)    For the Term of this Agreement, and provided that this Agreement remains valid and in good standing, POSCO Energy, for itself and on behalf of POSCO Affiliates, agrees that (i) POSCO Energy and/or POSCO Affiliates will not engage any third party to develop DFC-based MCFC RC technology without the prior consent of FCE; (ii) POSCO Energy and/or POSCO Affiliates will not share FCE technology with any unauthorized third party without the written consent of FCE; and (iii) that POSCO Energy and/or its Affiliates will not introduce DFC-based MCFC RC technology to the market which is not royalty bearing pursuant to this Agreement, and FCE agrees not to unreasonably withhold its approval and will notify POSCO Energy of the review result within twenty (20) business days after POSCO Energy provides a description/explanation of the program as to engagement of and/or sharing information with third party; and
(b)    For the Term of this Agreement, and provided that this Agreement remains valid and in good standing, FCE, for itself and on behalf of FCE Affiliates, agrees that (i) FCE and/or FCE Affiliates will not engage any third party to develop POSCO Technology without the prior consent of POSCO Energy; (ii) FCE and/or FCE Affiliates will not share POSCO Technology with any unauthorized third party without the written consent of POSCO Energy; and (iii) FCE and/or FCE Affiliates will not introduce any DFC-based MCFC RC technology to the Asia Market except pursuant to this Agreement.
XII.    NOTICES
All notices pursuant to this Agreement shall be in writing and will be deemed to have been duly given if delivered personally or by internationally recognized courier service, or by facsimile to the parties at the addresses set forth below.
if to FCE, to:
FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06813
Facsimile: (203) 825-6079
Attention: Ben Toby
with copy to:
FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06813
Facsimile: (203) 825-6069
Attention: Ross Levine
if to POSCO Energy, to:
POSCO Energy
POSCO Center, 440 Teheran-ro

440 Teheran-ro, Gangnam-gu
Seoul, 135-777, Korea
Attention: JiHyung Kim, Esq.
All notices under this Agreement that are addressed as provided in this Section (i) if delivered personally or by internationally recognized courier service, will be deemed given upon delivery or (ii) if delivered by facsimile, will be deemed given when confirmed. Either Party from time to time may change its address or designee for notification purposes by giving the other Party notice of the new address or designee and the date upon which such change will become effective.
XIII.    ENTIRE AGREEMENT
This Agreement, including any Exhibits and Schedules attached hereto, and any other Transaction Agreements, constitutes the full and complete statement of the agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof, including, for the avoidance of doubt, the Memorandum of Understanding dated as of March 7, 2012 and Memorandum of Agreement dated April 30, 2012. There are no representations, understandings or agreements relating to this Agreement that are not fully expressed in this Agreement other than those representations, understandings or agreements contained in the other Transaction Agreements. To the extent there is any inconsistency between this Agreement and any other Transaction Agreements, the provisions of this Agreement shall prevail.
XIV.    APPLICABLE LAW AND ARBITRATION
14.1    Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, U.S.A., without giving effect to any choice of law rules that may require the application of the laws of another jurisdiction.
14.2    Efforts to Resolve by Mutual Agreement. Other than a dispute with respect to the determination of royalty which shall be resolved pursuant to Section 4.4, any dispute, action, claim or controversy of any kind arising from or in connection with this Agreement or the relationship of the Parties under this Agreement (the “Dispute”) whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, shall be resolved as follows:
(i) Upon written request of either FCE or POSCO Energy, the Parties shall meet and attempt to resolve any such Dispute. Such meetings may take place via teleconference or videoconference. The Parties shall meet as often as the Parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

(ii) Formal proceedings for the resolution of a Dispute may not be commenced until the later of (i) the Parties concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or (ii) the expiration of a sixty (60) day period immediately following the initial request by either Party to resolve the Dispute; provided, however, that this Section 14.2 will not be construed to prevent a Party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief.
14.3    ICC Arbitration. If the Parties are unable to resolve any Dispute pursuant Section 14.2 above and except as otherwise specified in Section 9.3(b)(i), the Dispute shall be finally settled under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (“ICC”) by three (3) arbitrators designated by the Parties. Each Party shall designate one arbitrator. The third arbitrator shall be designated by the two arbitrators designated by the Parties. If either Party fails to designate an arbitrator within thirty (30) days after the filing of the Dispute with the ICC, such arbitrator shall be appointed in the manner prescribed by the Rules. An arbitration proceeding hereunder shall be conducted in Singapore, and shall be conducted in the English language. The arbitration shall be the sole and exclusive forum for resolution of any such Dispute, and the decision or award of the arbitrators is final and binding on both Parties. Any award of the arbitrators shall be in writing and shall state the reasons upon which such decision or award is based. The arbitration panel shall award the prevailing Party its attorneys’ fees and costs, arbitration administrative fees, panel member fees and costs, and any other costs associated with the arbitration, the enforcement of any arbitration award and the costs and attorney’s fees involved in obtaining specific performance of an award; provided, however, that if the claims or defenses are granted in part and rejected in part, the arbitration panel shall proportionately allocate between the Parties those arbitration expenses in accordance with the outcomes; provided, further, that the attorney’s fees and costs of enforcing a specific performance arbitral award shall always be paid by the non-enforcing Party, unless the applicable action was determined to be without merit by final, non-appealable decision. The arbitration panel may only award damages as provided for under the terms of this Agreement and in no event may punitive, consequential and special damages (or as otherwise specified in this Agreement, including, without limitation, Section 10.3) be awarded. In the event of any conflict between the Rules and any provision of this Agreement, this Agreement shall govern.
14.4    Waiver of Jury Trial. The Parties hereto hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to Section 9.3(b)(i).
XV.    MISCELLANEOUS
15.1    Amendment; Waiver. This Agreement may not be modified or amended except by a writing duly signed by the authorized representatives of both Parties. Any waiver by any Party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a furthering or continuing waiver of any such condition, or of the breach of any provision, term covenant, representation or warranty contained in this Agreement.
15.2    Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then the remainder of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
15.3    Government Information. Nothing in this Agreement shall authorize the disclosure of, or access to, classified or restricted information, material or know-how of the Government of the United States of America to persons not authorized or licensed to disclose or receive such classified or restricted information.
15.4    Independent Contractors. The Parties are independent contractors, and nothing contained in this Agreement shall be construed as (a) giving either Party the power to direct and control the day-to-day activities of the other, (b) constituting either Party as a partner, a joint venture, a co-owner or a fiduciary of the other or (c) creating any other form of legal association that would impose liability on one Party for the act or failure to act of the other or as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other.
15.5    Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may, nor will it have the power to, assign this Agreement, or any part hereof, without the prior written consent of the other Party, and any such unauthorized assignment shall be null and void, except that the Parties acknowledge and agree that POSCO Energy may, without the consent of FCE assign its rights and obligations to any entity controlled by POSCO Energy or a POSCO Affiliate, provided that POSCO Energy remains liable for the obligations set forth in this Agreement and in other Transaction Documents to which it is a Party. In the event of any other assignment of this Agreement by either Party, the assignee shall assume, in writing (in form and substance reasonably satisfactory to the other Party), the rights and obligations of the assigning Party under this Agreement.
15.6    No Third Party Beneficiary. Except as expressly contemplated herein, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto and nothing in this Agreement is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

15.7    Headings. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.
15.8    Right to Injunction; Specific Performance. The Parties acknowledge and agree that each Party will suffer irreparable harm, which is not compensable by monetary damage, in the event the other breaches its obligations under Article IX or XI. Accordingly, in the event of a breach by one Party of such obligations, the other shall be entitled to injunction or injunctions to enforce and remedy such breach in addition to all other remedies available at law or in equity.
15.9    Force Majeure. Neither Party shall be liable to the other for a failure to perform any of its obligations under this Agreement, except for payment obligations under this Agreement, during any period in which such performance is delayed due to a Force Majeure, and if such Party notifies the other of the delay; provided, however, that in the event a period of Force Majeure restricts a Party's performance for greater than 120 days, the non-restricted Party may terminate this Agreement without further cause and without liability for such termination. The date of delivery shall be extended for a period equal to the period of a delay due to Force Majeure, in addition to any additional time as may be reasonably necessary to overcome the effect of such excusable delay; provided, further, that the Party seeking relief under this Section 15.9 shall promptly notify the other of the Force Majeure event, the anticipated resolution of such event, the actual resolution of such event and the actual impact on its obligations hereunder.
15.10Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.
15.11Bankruptcy Rights.
(i) All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and/or any similar or comparable section of the U.S. Bankruptcy Code (as such sections may be modified, amended, replaced or renumbered from time to time), licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code and/or any similar or comparable section of the U.S. Bankruptcy Code (as such sections may be modified, amended, replaced or renumbered from time to time). The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code.  Upon the commencement of bankruptcy proceedings by or against either Party under the U.S. Bankruptcy Code, the other Party shall be entitled to retain all of its license rights and use rights granted under this Agreement.
(ii) The Parties further agree that, in the event of any default of this Agreement by the licensor or any time the licensee reasonably needs access for purposes of the rights and licenses hereunder, the licensor shall not interfere with the licensee’s rights to intellectual property and all embodiments of intellectual property, and shall assist and not interfere with the licensee in obtaining intellectual property and all embodiments of intellectual property from another entity, all subject to the terms of this Agreement and limitations hereunder. The term “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, regulatory filings and related rights.
(iii) If any Party should be dissolved, file a voluntary petition in bankruptcy, have a reorganization proceeding commenced against it, or should an order be entered pursuant to any law relating to bankruptcy or insolvency appointing a receiver or trustee of any Party, then such event shall be deemed a material breach and the other non-breaching Party shall have the right to terminate this Agreement, upon written notice, in accordance with Sections 9.2 or 9.3 (as applicable).
(iv) The Parties agree that the TTA and STTA are hereby amended to add the provisions contained in this Section 15.11.

XVI.    SALES TARGETS
Sales Targets. In the event that the sales targets in Exhibit D hereunder are not reached, the Parties shall undertake a performance review in good faith and in a commercially reasonable manner to decide on the feasibility and desirability of the continuation of the exclusivity provisions set forth in Section 2 hereunder. The performance review shall take into consideration, among other things, past performance, market conditions, business prospects, profitability, bona fide efforts by the Parties, quality issues affecting marketability and future plans.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in a manner binding upon them by their duly authorized officers as of the date first above written.
FUELCELL ENERGY, INC.
By: /s/ Arthur A. Bottone
Name: Arthur A. Bottone
Title: President & CEO
Company: FuelCell Energy, Inc.
Date: October 31, 2012

POSCO ENERGY CO., LTD.
By: /s/ ChangKwan Oh
Name: ChangKwan Oh
Title: President & CEO
Company: POSCO ENERGY, CO., LTD
Date: October 31, 2012

EXHIBIT A

CELL TECHNOLOGY TRANSFER PROGRAM

The purpose of this Cell Technology Transfer Program (“CTTP”) is to describe the transfer by FCE to POSCO Energy of the FCE Technology which shall have the meaning set forth in the Cell Technology Transfer License Agreement (“CTTA”). The CTTP contains the detailed terms and schedules relating to the transfer by FCE of FCE Technology, including the scope of assistance and support provided, to POSCO Energy/POSCO Affiliates, it being understood and agreed that, the CTTP shall be a part of the CTTA. It being further understood that FCE shall provide all related materials and information to POSCO Energy upon execution of the CTTA. Capitalized terms used herein, but not defined herein, shall have the meanings given to them in the CTTA.
OVERVIEW

1.	Types of Information to be Transferred
The CTTP shall cover the following aspects of the technology transfer:

1.1	Cell Technology Information
Cell technology information to be transferred and the process for the transfer are outlined in Section A.

1.2 Manufacturing Realization Support
Manufacturing information to be transferred and support for the development of a repeating component factory are described in Section B.

1.3	Integrated Global Supply Plan
Description of a program for developing an integrated global supply chain is described in Section C.

1.4	Service Technology Transfer
Description of a program for transferring technology with respect to operation, maintenance and diagnosis of fuel-cell cells, stacks, modules and power plants is described in Section D.

2.	Method of Transfer
For each of the above types of information, both companies will appoint a joint team to develop a plan to complete the transfer of information and provide other necessary support. Approval of these plans must be completed by Senior Vice President or higher level of management from each company within 60 days of the Effective Date of this CTTP, with the exception of the Integrated Global Supply Plan, which shall be 90 days.

3.	Obligation to Exercise Good Faith Efforts
Consistent with the objectives of the Alliance Agreement, the Parties shall use good faith efforts to cooperate with each other to effectuate the transactions contemplated by the CTTA, including this CTTP.
4. Costs
FCE shall use commercially reasonable efforts to provide technical consultation and assistance in connection with POSCO Energy/POSCO Affiliate’s activities under this CTTP without additional charge up to 500 man-days for the duration of the CTTA. 500 Additional man-days beyond the 500 man-days shall be provided by FCE subject to payments from POSCO Energy to FCE. Payments shall be based upon mutually agreeable terms and conditions. For the purposes of this section, a “man-day” shall be defined as eight (8) working hours, and a “man-year” shall be defined as 1,920 working hours. The specific category of activities that qualify as counting towards the 500 man-days shall be mutually agreed upon within 60 days of the Effective Date of this CTTP, it being understood that preparation time of documents or data for the purpose of (i) transferring technology to POSCO, and (ii) reorganizing available technology data do not qualify as “man-day” activities and shall not count towards consuming man-day time. These 500 man-days apply only to efforts associated with sections A, C, and D, below.

4.1	Tracking.
FCE shall continually track the number of man-days consumed, and the number of man-days remaining. FCE shall provide on a quarterly basis a Work Progress Summary outlining activities and deliverables completed or ongoing from the prior reporting period, as well as a summary of the number of man-hours remaining. POSCO Energy/POSCO Affiliates shall make payments on the additional man-days beyond 500 man-days on a quarterly basis upon receiving the Work Progress Summary.

4.2	Payment Default Rate
In the event that any payment due from POSCO Energy under this CTTP is not paid when due, POSCO Energy shall pay FCE interest (“Overdue Payment Interest”) on such overdue payment during a period commencing on such due date until the date that such overdue payment is actually made to Seller, the annual rate of interest being equal to two percent (2%) above the highest commercial prime rate as published in the Wall Street Journal on the day the payment first became due. Nothing in this paragraph shall prevent the FCE from exercising other remedies available under this CTTP. The above Overdue Payment Interest applies on condition that any invoice provided by FCE is clear, sufficiently-detailed and understandable. In the event that an invoice provided by FCE is ambiguous as to its details, inadequately describes the work and materials performed contains errors material to the work performed, was not timely sent or causes any other delay at no fault to POSCO Energy/POSCO Affiliates, POSCO Energy shall not be obligated to pay any Overdue Payment Interest on payment of such invoices.

5. New Product Development and Improvement

5.1	Process

5.1.1	Independent Development
FCE and POSCO Energy shall agree to adopt the established approval process known as “4-Step Process” as described below and in Attachment 2 for the formal approval communication process of technology changes initiated by POSCO Energy.
Step 1.    POSCO Energy requests and describes requirement for new or localized part, material or process.
Step 2.    FCE respondsse defining information needed to implement the POSCO Energy’s request.
Step 3.    POSCO Energy responds with requested information.
Step 4.    FCE approval.
5.1.2    Joint Development
The Parties agree to undertake the Joint Development Program activities in a spirit of partnership, and shall strive to foster dialog and mutual cooperation to achieve efficient and expeditious outcomes, and maximize the chances of success. In addition, each Party agrees to provide the other Party with technical and related information reasonably necessary and to the extent reasonably available to carry out their respective responsibilities under the Joint Development Program.

5.1.2.1	Resource Allocation and Development Costs
Each party agrees to bear its own costs incurred in the Joint Development Program, except as specifically provided for in a separate instrument. The Parties acknowledge and agree that each Party’s participation in the Joint Development Program shall be determined based upon the availability of its own technical personnel and financial resources, at the sole discretion of each individual participating Party. Further, the contribution of each party in terms of intellectual property shall be duly considered, alongside consideration of the level of effort in personnel and resources contributed to the Joint Development Program, when determining joint ownership of resulting intellectual property.

Section A.

Cell Technology Transfer

A.1    Scope of Cell Technology Transfer
A.1.1    Cell Technology.
FCE shall transfer the FCE Know-How to POSCO Energy and POSCO Affiliates, including but not limited to the following:
*

A.1.2    Method for the Technology Transfer

A.1.2.1    Personnel

FCE and POSCO Energy/POSCO Affiliate will each appoint a dedicated Program Manager to serve as the primary point of interface between POSCO Energy/POSCO Affiliate and FCE. FCE will also support the program with management and expertise gathered from its manufacturing department and related departments to successfully execute this CTTP.

A.1.2.2    Mechanism for the Transfer of Technology

Information will be transferred using a web-based portal known as *. FCE will notify
POSCO Energy as soon as practicable when any changes to the information have been made by FCE, and will post such modified information on the web portal for downloading by POSCO Energy/POSCO Affiliate. FCE will supply a report of technology and design changes weekly, following the same process that has been established for the STTP. A procedure for managing changes to the cell design technology, manufacturing process, raw materials, or change in supply chain that affect short- and long-term performance shall be implemented and maintained by both parties mutually. FCE will notify POSCO Energy of impacts due to changes that affect manufacturing processes or component designs, and will transfer revised procedures. Other than the aforementioned method, information will also be transferred by the following method, consistent with Section 4 above, and the specific plan will be decided within 60 days of the Effective Date of this CTTP.

i)	Training session for general and/or specific design activity (Annex B)

ii)	Periodic and/or ad hoc Q&A session

iii)	Participation of POSCO Energy in FCE’s existing projects upon FCE’s prior consent

iv)	Project jointly conducted by both companies
For the avoidance of doubt, a similar plan will also be developed for the stack design information and technology transfer within the same date mentioned above.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

A.1.3    Compensation for FCE’s activities beyond initial Cell Technology Transfer

In the occasion POSCO Energy requires FCE’s labor for transferring information beyond currently available material, including but not limited to training, documentation of undocumented information, meetings, communications (verbal or written), technical experiments and activities, POSCO Energy shall initiate Service request process by following the steps below.

Step 1. POSCO Energy requests FCE’s support or labor by submitting a written communication to FCE counterpart arranged in the joint team of each information transfer activity.

Step 2. FCE provides assessment of time and material with the schedule of completion to be required in fulfilling the request, within ten (10) working days from initial request submitted by POSCO Energy. Such assessment shall include a proposed milestone based estimated fee structure for the required activity.

Step 3. POSCO Energy reviews FCE’s assessment on time and material with completion schedule and provide a written approval to FCE.

Step 4. FCE initiates its activity requested by POSCO Energy.

Step 5. FCE shall bill POSCO Energy based upon the schedule of the estimated fee structure agreed to in Step 2. When each milestone is met, FCE shall provide a detailed invoice including actual labor performed and materials used. POSCO Energy shall remit funds within 30 days of the detailed invoice receipt.

A.1.3.1    Travel Expenses

Documented travel and living expenses for FCE personnel during visits to POSCO Energy/POSCO Affiliate facilities in Korea or other locations, when carried out pursuant to the Cell Technology Transfer or at the request of POSCO Energy or POSCO Affiliate, shall be borne by POSCO Energy or POSCO Affiliate, and, if paid by FCE, shall be reimbursed to FCE by POSCO Energy. The parties agree to follow the payment standard for traveling expenses by FCE’s employees as shown in Attachment 1. Invoices from FCE to POSCO Energy/POSCO Affiliates shall be issued to POSCO Energy.

Section B.

Cell Manufacturing Facility Technical Support

B.1	Repeating Component Manufacturing Realization
FCE shall transfer the Repeating Component Manufacturing FCE Know-How listed in Appendix “B” of this agreement to POSCO Energy in accordance with the Repeating Component Manufacturing Facility Program schedule set forth in Appendix “A” of this Agreement.

B.1.1.	Manufacturing Information to be transferred
FCE shall provide the RC manufacturing related information, as described in Appendix “B”.

B.1.2	Facility Design Basis and Costs
The design basis for the Repeating Component Manufacturing Facility is shown in Appendix “C”.

B.1.3	Method for the Technology Transfer

B.1.3.1	Personnel
FCE and POSCO Energy/POSCO Affiliate will each appoint a dedicated Program Manager to serve as the primary point of interface between POSCO Energy/POSCO Affiliate and FCE. FCE will also support the program with management and expertise gathered from its manufacturing department and related departments to successfully execute this agreement.

B.1.3.2	Mechanism for the Transfer of Technology
Initial Repeating Component Manufacturing FCE Know-How will be transferred using a web-based portal known as *. Following the initial transfer of the FCE Know-How, FCE will notify POSCO Energy as soon as practicable when any changes to the information have been made by FCE, and will post such modified information on the web portal for downloading by POSCO Energy/POSCO Affiliate. A procedure for managing changes to the manufacturing processes that affect short-term and/or long-term performance shall be implemented and maintained by both parties mutually. FCE will notify POSCO Energy of impacts due to changes that affect manufacturing process, or component design, and transfer revised procedures. In addition, processes for recording the RC manufacturing data of the RCs manufactured at the POSCO facility shall be implemented, maintained and accessible by both parties mutually.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

B.1.3.3	Training
B.1.3.3.1    Certification Training Program for Repeating Component Manufacturing
FCE shall develop Certification Training Programs for repeating component manufacturing processes, which shall be offered to POSCO Energy and/or POSCO Affiliate consistent with the scope and timing of the technology transfer program described hereunder. POSCO Energy agrees to undertake the training program designed by FCE, and FCE agrees to confer certified status on employees of POSCO Energy and/or POSCO Affiliate who successfully complete the training. FCE shall provide a POSCO Energy trainer certification program. Additionally, POSCO Energy and/or POSCO Affiliate agree to undergo periodic refresher training by FCE to maintain the certification status of all personnel who are to be employed at the repeating component manufacturing facility. Periodic refresher training shall take place by mutual agreement between POSCO Energy and FCE. All training will be administered per the project schedule of Appendix “A”.

B.1.3.4	Organization and Personnel Recommendations
FCE will provide a recommended organizational structure, job descriptions and required background experience for each position. FCE will specify which job descriptions need certification, including the duration of the certification, per paragraph B.1.3.3.1.

B.1.3.5    Meetings

B.1.3.5.1 Regular Meetings
Regular meetings will take place as defined in the project schedule in Appendix “A”. Following is a brief description of the various types of meetings which shall be scheduled:

a.	Program Reviews are conducted to ensure that milestones have been met in accordance with the requirements as defined in Appendix “A”.

b.
Facility Design Reviews are technical reviews of repeating component manufacturing facilities, and they are conducted to ensure best practices in manufacturing are captured prior to commencing construction activities. FCE proposes both preliminary and final Facility Design Reviews.

c.	Quality Reviews are joint reviews of Quality Assurance Methodologies conducted per Section B.4.
B.1.3.5.2    Ad Hoc Meetings
Ad Hoc meetings beyond the above regular meetings will take place on an as-needed basis by mutual agreement.

B.1.4	Repeating Component Manufacturing Facility
Technical advisory and supporting services in the installation, troubleshooting, and preparing for operations of the equipment and facilities in the Facility shall be addressed.

B.1.4.1	Building
POSCO Energy shall be directly responsible for providing sufficient space for the Repeating Component Manufacturing Facility.

B.1.4.2	Equipment
POSCO Energy shall be directly responsible for the procurement and quality of all equipment and tools required and procured for the Repeating Component Manufacturing Facility. POSCO Energy is responsible for all aspects of the equipment, including but not limited to safety, commissioning, qualification, and environmental considerations. POSCO Energy is also responsible for all adders to equipment purchase orders, including but not limited to those that happen during commissioning and qualification at the Pohang site.
Appendix “F” outlines the Repeating Component Manufacturing Facility Capital Equipment Procurement Strategy. Both companies agree to follow this strategy.

B.1.4.3	Logistics and Customs
POSCO Energy shall be directly responsible for activities of logistics and customs clearance relating to timely delivery of equipment required for the Repeating Component Manufacturing Facility.

B.1.4.4	Technical Support, Commissioning and Training
FCE shall provide, with compensation to be agreed on in a separate contract, technical support, commissioning, training, materials and travel expenses required for normal operation of the Repeating Component Manufacturing Facility.

B.1.4.5	Method of Payment
POSCO Energy shall remit payment to FCE via wire transfer (T/T).

B.1.5	Use of Affiliates
Where any party uses or proposes to use an Affiliate to meet any of its obligations under this Agreement, such party, prior to any services being provided by the Affiliate, shall cause the Affiliate to execute and deliver an undertaking in a form satisfactory to the other party binding the Affiliate to this Agreement.

B.1.6	Dispatch of Technical Personnel
Each Party agrees to send its employees with relevant technical knowledge to the other’s premises to promote the execution of the Repeating Component Manufacturing Facility Program and to host such employees sent by the other Party. The identity and number of such employees shall be mutually agreed by the Parties.

B.1.7	Roles and Responsibilities
The parties agree to follow and execute per “Roles and Responsibilities Matrix” listed in Appendix “D”.

B.1.8	Deliverables
Throughout the Repeating Component Manufacturing Facility Program, the Parties shall produce drawings, documents, and reports as listed in Appendix “G”.

B.1.9     Exchange of Information

The Parties acknowledge and agree that the exchange of information between FCE and POSCO Energy under this Agreement shall be consistent with the grant of licensed technology in the CTTA; and that the accelerated schedule for the Repeating Component Manufacturing Facility Program will necessitate focused contributions by each of the Parties and will discuss to include the opportunity for formal training sessions. FCE agrees to provide to POSCO Energy the information reasonably available and in then-current use by FCE, to enable POSCO Energy to carry out this purpose.

B.2.	Quality Plans
Current quality methodologies for repeating component manufacturing and material supply management will be transferred. Both parties will work together to develop and exchange future improved quality assurance methodologies for repeating component manufacturing and supply chain management.

B.3.	Quality Audits
For three (3) years from the operational date of the new facility, to ensure that POSCO Energy is working in accordance to FCE’s specifications, upon mutual agreement as to reasonable time and condition, FCE may inspect: (1) POSCO Energy’s repeating components during their manufacture, including repeating component manufacturing, inspection, transportation and storage; (2) POSCO Energy’s training records of personnel involved in manufacturing and storing the fuel-cell components and products, as well as work instructions and other training material developed by POSCO Energy for the production of fuel-cell components; (3) POSCO Energy’s tooling and tooling documentation used to produce fuel-cell components and products; and (4) POSCO Energy’s supplier quality.

Section C.

Integrated Global Supply Plan

C.1.	Integrated Global Supply Plan
Within ninety (90) days of the Effective Date of this CTTP, the Parties shall establish and mutually agree to the Integrated Global Supply Plan in accordance with the Integrated Global Supply Chain Strategy in Appendix “H”. The Integrated Global Supply Plan shall include the vendor and material information, qualification processes, and the target schedule for the integrated global supply chain strategy consistent with the CTTA, subject to the changes to be made by the Parties upon negotiation.

C.2	Compensation for the Labor
The Parties agree to be mutually responsible for the cost of labor incurred by activities creating commercially agreeable mutual benefits in relation to Integrated Global Supply Strategy included in Exhibit “J”.

When additional activities such as, but not limited to, validation of new RC material substitution, RC material vendor qualification for POSCO Energy’s own supplier development are required for FCE to conduct, POSCO Energy shall compensate FCE by issuing a written purchase order based on agreed to time and material quotation provided by FCE per FCE Standard Service labor Rate of Attachment 3.

Step 1. POSCO Energy requests FCE’s support or labor by submitting a written communication to FCE counterpart arranged in the joint team of each information transfer activity.

Step 2. FCE provides assessment of time and material with the schedule of completion to be required in fulfilling the request, within ten (10) working days from initial request submitted by POSCO Energy. Such assessment shall include a proposed milestone based estimated fee structure for the required activity.

Step 3. POSCO Energy reviews FCE’s assessment on time and material with completion schedule and provide a written approval to FCE.

Step 4. FCE initiates its activity requested by POSCO Energy.
Step 5. FCE shall bill POSCO Energy based upon the schedule of the estimated fee structure agreed to in Step 2. When each milestone is met, FCE shall provide a detailed invoice including actual labor performed and materials used. POSCO Energy shall remit funds within 30 days of the detailed invoice receipt.

C.2.1	Travel Expenses
Documented travel and living expenses for FCE personnel during visits to POSCO Energy/POSCO Affiliate facilities in Korea or other locations, when carried out pursuant to Integrated Global Supply Plan or at the request of POSCO Energy or POSCO Affiliate, shall be borne by POSCO Energy or POSCO Affiliate, and, if paid by FCE, shall be reimbursed to FCE. The parties agree to follow the payment standard for traveling expenses by FCE’s employees as shown in Attachment 1. Invoices from FCE to POSCO Energy/POSCO Affiliates shall be issued to POSCO Energy.

C.3    Quality Plans
Current quality methodologies for repeating component manufacturing and material supply management will be transferred. Both parties will work together to develop and exchange future improved quality assurance methodologies for repeating component manufacturing and supply chain management.

C.4    Quality Audits
For three (3) years from the operational date of the new facility, to ensure that POSCO Energy is working in accordance to FCE’s specifications, upon mutual agreement as to reasonable time and condition, FCE may inspect: (1) POSCO Energy’s repeating components during their manufacture, including repeating component manufacturing, inspection, transportation and storage; (2) POSCO Energy’s training records of personnel involved in manufacturing and storing the fuel-cell components and products, as well as work instructions and other training material developed by POSCO Energy for the production of fuel-cell components; (3) POSCO Energy’s tooling and tooling documentation used to produce fuel-cell components and products; and (4) POSCO Energy’s supplier quality.

Section D.

Service Technology Transfer

D.1.    Scope of Service Technology Transfer
FCE shall transfer the FCE Know-How relating to Customer Service Technology listed in Appendix “I” of this agreement as available to POSCO Energy/POSCO Affiliate.
D.1.1    Method for the Technology Transfer
D.1.1.1        Personnel
FCE and POSCO Energy/POSCO Affiliate will each appoint a dedicated Program Manager to serve as the primary point of interface between POSCO Energy/POSCO Affiliate and FCE. FCE will also support the program with management and expertise gathered from its service department and related departments to successfully execute this agreement.
D.1.1.2        Mechanism for the Transfer of Technology
Initial FCE Know-How relating to Customer Service Technology will be transferred using a web-based portal known as *. Following the initial transfer of the FCE Know-How, FCE will notify POSCO Energy as soon as practicable when any changes to the information have been made by FCE, and will post such modified information on the web portal for downloading by POSCO Energy/POSCO Affiliate.

A procedure for managing changes to the POSCO Energy fleet shall be implemented and maintained by both parties mutually. FCE will notify POSCO Energy of product or process changes that are expected to affect operation, maintenance and repair processes and analysis procedures with regard to the POSCO Energy fleet.
D.1.1.3        Training Programs
Both Parties agree to develop and use OJT Programs to support the service technology transfer. FCE agrees to develop OJT programs for related to the maintaining, operating , monitoring, repairing, upgrading and evaluating Stack Modules, which shall be offered to POSCO Energy and/or POSCO Affiliate consistent with the scope and timing of the CTTP. POSCO Energy agrees to undertake the OJT program designed by FCE, and FCE agrees to confer certified status on employees of POSCO Energy and/or POSCO Affiliate who successfully complete the OJT.

D.2    Compensation for FCE’s activities beyond initial Service Technology Transfer
In the occasion POSCO Energy requires FCE’s labor for transferring information beyond

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

currently available material, including but not limited to training, documentation of undocumented information, meetings, communications (verbal or written), technical experiments and activities, POSCO Energy shall initiate Service request process by following the steps below.

Step 1. POSCO Energy requests FCE’s support or labor by submitting a written communication to FCE counterpart arranged in the joint team of each information transfer activity.

Step 2. FCE provides assessment of time and material with the schedule of completion to be required in fulfilling the request, within ten (10) working days from initial request submitted by POSCO Energy. Such assessment shall include a proposed milestone based estimated fee structure for the required activity.

Step 3. POSCO Energy reviews FCE’s assessment on time and material with completion schedule and provide a written approval to FCE.

Step 4. FCE initiates its activity requested by POSCO Energy.
Step 5. FCE shall bill POSCO Energy based upon the schedule of the estimated fee structure agreed to in Step 2. When each milestone is met, FCE shall provide a detailed invoice including actual labor performed and materials used. POSCO Energy shall remit funds within 30 days of the detailed invoice receipt.
D.2.1    Travel Expenses

Documented travel and living expenses for FCE personnel during visits to POSCO Energy/POSCO Affiliate facilities in Korea or other locations, when carried out pursuant to the Service Technology Transfer or at the request of POSCO Energy or POSCO Affiliate, shall be borne by POSCO Energy or POSCO Affiliate, and, if paid by FCE, shall be reimbursed to FCE by POSCO Energy. The parties agree to follow the payment standard for traveling expenses by FCE’s employees as shown in Attachment 1. Invoices from FCE to POSCO Energy/POSCO Affiliates shall be issued to POSCO Energy.

List of Appendices, Tables and Attachments
LIST OF APPENDICES

Appendix “A”	Repeating Component Manufacturing Facility Program Schedule

Appendix “B”	Repeating Component Manufacturing Process Information to be transferred by CTTP
Appendix “C”    Repeating Component Manufacturing Facility Design Basis

Appendix “D”	Repeating Component Manufacturing Facility Roles and Responsibilities Matrix

Appendix “E”	Repeating Component Manufacturing Facility Sample Organization Structure

Appendix “F”	Repeating Component Manufacturing Facility Capital Equipment Procurement Strategy

Appendix “G”	Repeating Component Manufacturing Facility Program Milestones and Deliverables
Appendix “H”    Integrated Global Supply Chain Strategy
Appendix “I”    Customer Service related Information to be Transferred by CTTP
LIST OF ATTACHMENTS

Attachment 1	Payment Standard for Traveling Expenses by FCE’s Employees

Attachment 2	FCE Standard Service Labor Rate

Attachment 3	Formal Process for Request and Approval of Technology Changes (4-Step Process)
LIST OF TABLES

Table 1	FCE Post Test Procedures

Annex A	Other Available Documents
Annex B    Examples of expected training Topic

Appendix “A”

Target CTTP Schedule

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Appendix “B”
Repeating Component Manufacturing Facility Process Information to be Transferred by CTTP

Document Type	Description
*	*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Appendix “C”
Repeating Component Manufacturing Facility Design Basis

Capacity
The facility shall provide 140MW/y of repeating component production. Initially, only 70MW/y of capital equipment shall be installed, while the building and utilities shall be built for 140MW/y.

Site
The facility shall be contiguous to the south side of the current Module Production Facility so repeating components can be moved directly into Final Assembly. Appropriate space will be left outside the building for the necessary parking and logistical traffic, and space will be allowed within the facility to permit warehousing the required level of raw materials for repeating components and transfer of non-repeating components to the Module Production Facility. It is expected that most warehousing will be provided at another facility on the campus.
The building dimensions shall be approximately 120m wide by 138m long.
Space must be planned for bulk gasses required by the manufacturing equipment.
Process Improvements
*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

APPENDIX “D”
RC Component Manufacturing Facility Realization Program Roles and Responsibility

Phases and Tasks	FCE	PE
*	*	*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Appendix “E”
Repeating Component Manufacturing Facility Sample Organization Structure

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Appendix “F”
Capital Equipment Procurement Strategy

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Appendix “G”
Repeating Components Manufacturing Facility Program Milestones and Deliverables

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Appendix “H”
Integrated Global Supply Chain Strategy

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Appendix “I”
Service Technology to be Transferred by CTTP

Technology and Know-how	Description
*	*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Table 1, FCE Post Test Procedures

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Annex A, Other Available Documents and Documents that could be developed under Section 4

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Annex B, Examples of expected training Topic

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Attachment 1, Payment Standard for Traveling Expenses by FCE’s Personnel
1. SCOPE

The present standard shall apply to the standard for traveling expenses by officers or employees of FuelCell Energy, Inc. (“FCE”) for the purposes of transfer of fuel cell stack module assembly technology or construction of manufacturing plant in Korea at POSCO Energy or POSCO Affiliate’s request.

2. PAYMENT STANDARD

1)	Transportation, food, and lodging expenses shall be paid for the traveling personnel except for the amount corresponding to purposes other than the affairs involving POSCO Energy or POSCO Affiliate.
2) Transportation expenses shall mean airfare in principle, but in the event no airlines in Korea or other reasons not permitting air travel exist, railroad, automobile, or passage fare will be paid for the traveling personnel.
3) The standard payment rate for transportation expenses shall follow Schedule A.

4)
Traveling personnel’s food and lodging expenses shall be paid by the number of days spent for the business trip in case of food expenses and the number of days requiring lodging in case of lodging expenses in accordance with Schedule B. In the case of business trip by air travel, however, lodging and food expenses shall be paid only in the cases requiring lodging due to events beyond one’s control.

5) Food and lodging expenses as specified in Schedule B shall be paid as much as the actual expenses within the range specified in Schedule B for Officers, and as a fixed per diem amount for all employees as shown. Receipts or proof of expenses must be produced for the reimbursement.
6) Officers shall mean the employees whose title is Vice President or higher at FCE

Schedule A: Transportation Expenses
(Unit : US$)

Item	Airfare		Railroad / Auto / Passage Fare
	Domestic	International
Officer	Business Class	Business Class	Actual Expense
Employee	Economy Class	Business Class
Note) 1) In the event that no reservation for the designated class above can be made, the designated class can be changed to higher or lower class.

Schedule B: Traveling Expenses
(Unit : US$)

Item	Food Expenses (Actual Expense)	Lodging (Actual Expenses)
Officer	Actual Expense	Actual Expense (Standard Room)
Employee	80 Per Diem	140
Note) Food and lodging expenses for the employees shall be paid as much as the actual expenses/ Pier Diem within the limit shown above (receipt or proof of expenses is required).

3. PAYMENT METHOD
1) Transportation expenses and traveling expenses shall be calculated in units of one month in principle, and FCE shall bill POSCO Energy or POSCO Affiliate for the expenses.

2) “POSCO Energy or POSCO Affiliate” shall write up and send to FCE the statement of payment based on the bill sent by FCE and directly pay the corresponding amount in US dollars along with the statement of payment by applying the first basic rate of foreign exchange (USD) as of the date the bill is paid.

◦	Payment Date : 30 days within the date on the bill issued by FCE if there are no debatable issues

◦	Payment Method : wire transfer to a bank account designated by FCE

Attachment 2
FCE Standard Labor Rates

Labor Category	Rate,$/hour
Engineer - Product/Manufacturing
Hourly Rate	*
Service Team Leader
Hourly Rate	*
Technician - MFG or Service
Hourly Rate	*
Advanced Technology/R&D
Hourly Rate	*
Project, Construction, or Customer Manager
Hourly Rate	*

If overtime is required in support of specific tasks, as pre agreed to by Posco Energy, rates will have to be increased and paid in adherence to Connecticut labor laws. Which is essentially 150% over 40 hours in a given week and 200% for any hours worked on a holiday.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

Attachment 3
Request and Approval of Technology Changes (4-Step Process)

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

EXHIBIT B

U.S. DOE APPROVAL

NETL
NATIONAL ENERGY TECHNOLOGY LABORATORY
Albany, OR • Morgantown, WV • Pittsburgh, PA
U.S. DEPARTMENT OF ENERGY

October 31, 2012

Mr. Arthur A. Bottone
President and CEO
FuelCell Energy, Inc.
3 Great Pasture Rd.
Danbury, CT 06813

Subject: Expansion of License for Fuel Cell Technology Developed under Cooperative Agreement DE-FC21-95MC31184

Dear Mr. Bottone:

This letter responds to a request from FuelCell Energy Inc. on October 29, 2012, asking that the National Energy Technology Laboratory (NETL), on behalf of the Department of Energy (DOE), approve the expansion of FCE's existing technology license with POSCO Energy (formerly POSCO Power) pursuant to Article 12 of Cooperative Agreement DE-FC21-95MC31184. Article 12, *Restrictions on Transfer of Technology to Foreign Entities,* allows DOE to require adequate recognition of the United States' contributions to this technology before it is transferred to foreign entities. Article 14(b) of the agreement, *Requirement for U.S. Manufacture,* requires DOE approval before FCE grants a license for any invention developed under the cooperative agreement to a foreign organization.

Article 12 – Adequate Recognition

On February 7, 2007, NETL approved as adequate the recognition proposed by FCE for the initial license that transferred this technology to POSCO subject to a number of restrictions. NETL approved a subsequent expansion of the technology transferred to POSCO on October 23, 2009, based on additional recognition proposed by FCE.

The expansion of POSCO's license would result in an initial order for FCE to provide POSCO with 120MW of fuel cells and stacks that would be delivered from 2013 to 2016 with a price in excess of $180 million; these would be manufactured by FCE at its Connecticut facilities. According to FCE's recent letter and emails to NETL, this order would result in the addition of 50 jobs at FCE's Connecticut facilities, increasing staffing from 450 to 500 employees through 2016. FCE also believes that increased production volume resulting from POSCO's order would allow FCE to offer more competitive pricing in the United States. POSCO's expanded license would not allow it to sell its products in North America or Europe, which would allow FCE the opportunity to supply growing markets in these areas.

626 Cochrans Mill Road, P.O. Box 10940, Pittsburgh, PA 15236
heather.quedenfeld@netl.doe.gov • Voice (412) 386-5781 • Fax (412) 386-4822 • www.netl.doe.gov

In light of these expected benefits to the United States' economy from POSCO's order with FCE for more than $180 million of FCE's fuel cells and stacks, DOE does not intend at this time to require additional recognition of the United States' contribution to this technology and approves the transfer of additional technology to POSCO.

Article 14 – Requirement for U.S. Manufacture

There were 22 "subject inventions" developed under this Cooperative Agreement that were subsequently patented. The expanded license to POSCO would grant it rights outside of North America and Europe to these 22 inventions. See Attachment 1. As noted above, the license does not allow POSCO to sell its products in the United States or other parts of North America. Any products embodying these patented inventions sold in the United States would be manufactured by FCE. Accordingly, the expanded license complies with Paragraph (a) of Article 14, which requires that products embodying subject inventions that are sold or used in the United States be substantially manufactured here.

Paragraph (b) of Article 14 requires that DOE give written approval before FCE licenses any subject invention to a foreign entity. This letter serves as that approval as to the 22 inventions listed in Attachment 1.

Sincerely,

Anthony V. Cugini
Director

Attachment

ATTACHMENT 1

List of Patented Inventions Developed under Cooperative Agreement DE-FC21-95MC31184 that Would Be Licensed to POSCO Energy

1. **US Patent 6,942,943**

Reel/Frame 013760/0044
Recorded 03/20/2006
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors - inventors

Reel/Frame 017722/0532
Executed 12/15/2005
Recorded 03/20/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

2. **US Patent 6,159,627**

BIPOLAR SEPARATOR FOR USE IN A FUEL CELL ASSEMBLY

Reel/Frame 009403/0825
Recorded 08/18/1998
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – ENERGY RESEARCH CORPORATION
Assignors - inventors

Reel/Frame 017737/0760
Executed 08/11/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

3. **US Patent 6,200,696**

INTERNAL REFORMING FUEL CELL ASSEMBLY WITH SIMPLIFIED FUEL FEED

Reel/Frame 009774/0554
Recorded 02/16/1999
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – ENERGY RESEARCH CORPORATION

1

Assignors - inventors

Reel/Frame 017724/0078
Executed 08/11/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

4. **US Patent 6,410,161**
METAL-CERAMIC JOINT ASSEMBLY

Reel/Frame 009914/0503
Recorded 04/15/1999
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – ENERGY RESEARCH CORPORATION
Assignors - inventors

Reel/Frame 017757/0136
Executed 08/11/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

5. **US Patent No. 6,372,374**
BIPOLAR SEPARATOR PLATE WITH IMPROVED WET SEALS

Reel/Frame 010427/0706
Recorded 11/30/1999
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors - inventors

Reel/Frame 017724/0123
Executed 08/11/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

6. **US Patent No. 6,461,756**
RETENTION SYSTEM FOR FUEL-CELL STACK MANIFOLDS

Reel/Frame 011036/0247

2

Recorded 08/11/2000
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors - inventors

Reel/Frame 017730/0345
Executed 08/11/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - UNITED STATES DEPARTMENT OF ENERGY
Assignor – FUEL CELL ENERGY, INC

7. **US Patent No. 7,320,838**
ELECTROLYTE CREEPAGE BARRIER FOR LIQUID ELECTROLYTE FUEL CELLS

Reel/Frame 013941/0048
Recorded 04/02/2003
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – one inventor

Reel/Frame 013851/0433
Recorded 04/02/2003
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors - other inventors

Reel/Frame 017722/0581
Executed 12/15/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

8. **US Patent No. 6,514,636**
ULTRA-SMOOTH DIELECTRIC MEMBERS FOR LIQUID ELECTROLYTE FUEL CELLS

Reel/Frame 011397/0750
Recorded 12/13/2000
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors - inventors

Reel/Frame 017750/0573
Executed 08/11/2005

3

Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

9. US Patent No 6,492,045
CORRUGATED CURRENT COLLECTOR FOR DIRECT INTERNAL REFORMING FUEL CELLS

Reel/Frame 011949/0213
Recorded 06/26/2001
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUEL CELL ENERGY, INC
Assignors - inventors

Reel/Frame 017735/0958
Executed 08/11/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

10. US Patent No. 6,719,946
ANODE SUPPORT FOR CARBONATE FUEL CELLS
Reel/Frame 012440/0036
Recorded 12/20/2001
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors - inventors

Reel/Frame 017757/0128
Executed 08/11/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - UNITED STATES DEPARTMENT OF ENERGY
Assignor – FUEL CELL ENERGY, INC

11. US Patent No. 7,201,985
INACTIVE END CELL ASSEMBLY FOR FUEL CELLS FOR IMPROVED ELECTROLYTE MANAGEMENT AND ELECTRICAL CONTACT

Reel/Frame 013952/0558
Recorded 04/03/2003
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors - inventors

4

Reel/Frame 017722/0441
Executed 12/15/2005
Recorded 03/20/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

12. US Patent No. 6,887,611
FLEXIBLE FUEL CELL GAS MANIFOLD SYSTEM

Reel/Frame 016937/0909
Recorded 09/02/2005
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – one inventor

Reel/Frame 016944/0146
Recorded 09/02/2005
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – other inventors

Reel/Frame 017724/0031
Executed 08/11/2005 (note, execution dates for inventors were in May 2005)
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

US Patent No. 7,323,270
MODULAR FUEL-CELL STACK ASSEMBLY

Reel/Frame 015682/0622
Recorded 08/11/2004
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 017722/0556
Executed 12/15/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

5

13. US Patent No. 6,797,425
FUEL CELL STACK COMPRESSIVE LOADING SYSTEM

Reel/Frame 013618/0466
Recorded 12/24/2002
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 017735/0971
Executed 08/11/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

14. US Patent No. 6,890,679
DUAL-POROSITY RIBBED FUEL CELL CATHODE
Reel/Frame 013222/0863
Recorded 08/23/2002
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 015362/0638
Executed 05/07/2004
Recorded 05/24/2004
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

15. US Patent No. 7,063,732
HIGH-CAPACITY SULFUR ADSORBENT BED AND GAS DESULFURIZATION METHOD
DUAL-POROSITY RIBBED FUEL CELL CATHODE

Reel/Frame 014338/0791
Recorded 07/28/2003
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 017723/0514
Executed 12/15/2005
Recorded 03/22/2006

6

Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

16. US Patent No. 7,914,946
CATHODE SIDE HARDWARE FOR CARBONATE FUEL CELLS

Reel/Frame 016606/0112
Recorded 06/215/2004
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 017721/0903
Executed 12/15/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

17. US Patent No. 7,919,214
CATHODE SIDE HARDWARE FOR CARBONATE FUEL CELLS

Reel/Frame 016606/0112
Recorded 05/25/2005
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 017722/0247
Executed 12/15/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC

18. US Patent No. 7,247,281
METHANATION ASSEMBLY USING MULTIPLE REACTORS

Reel/Frame 015184/0532
Recorded 04/06/2004
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

7

Reel/Frame 018674/0671
Executed 02/10/2006
Recorded 12/15/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC.

19. US Patent No. 7,381,488
REGENERATIVE OXIDIZER ASSEMBLY FOR USE IN PEM FUEL CELL APPLICATIONS
Reel/Frame 015682/0266
Recorded 08/11/2004
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 016754/0220
Executed 05/11/2005
Recorded 07/06/2005
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC.

US Patent No. 7,294,427
MANIFOLD GASKET ACCOMMODATING DIFFERENTIAL MOVEMENT OF FUEL CELL STACK

Reel/Frame 016131/0963
Recorded 12/27/2004
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 017723/0449
Executed 12/15/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC.

20. US Patent No. 7,736,777
CONTROL ASSEMBLY FOR CONTROLLING A FUEL CELL SYSTEM DURING SHUTDOWN AND RESTART

8

Reel/Frame 018986/0934
Recorded 03/09/2007
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignees – FUELCELL ENERGY, INC and
MTU CFC SOLUTIONS GMBH
LUDWIG-BOLKOW-ALEE, TOR 2, GEB. 6.1
OTTOBRUNN, GERMANY 85521
Assignors – inventors
Note, execution dates for 5 out of 7 inventors is in January of 2006, after the execution date of the confirmatory license

Reel/Frame 017736/0017
Executed 12/15/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - ENERGY, UNITED STATES DEPARTMENT OF
Assignor – FUEL CELL ENERGY, INC.

21. US Patent No. 7,431,746
HIGH PERFORMANCE INTERNAL REFORMING UNIT FOR HIGH TEMPERATURE FUEL CELLS

Reel/Frame 016163/0822
Recorded 12/09/2004
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 017724/0678
Executed 12/15/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - UNITED STATES DEPARTMENT OF ENERGY
Assignor – FUEL CELL ENERGY, INC.

9

22. US Patent No. 7,276,304

Reel/Frame 016126/0569
Recorded 12/23/2004
Conveyance – ASSIGNMENT OF ASSIGNORS INTEREST
Assignee – FUELCELL ENERGY, INC
Assignors – inventors

Reel/Frame 017722/0927
Executed 12/15/2005
Recorded 03/27/2006
Conveyance – confirmatory license
Assignee - UNITED STATES DEPARTMENT OF ENERGY
Assignor – FUEL CELL ENERGY, INC.

10

EXHIBIT C

LIST OF FCE PATENTS

I.	U.S. Patents Held by FCE

	Title	Inventor(s)	Status	Application No.	Patent No.
1	Improved anode structure for molten carbonate fuel cell	A. Hilmi C. Yuh M. Farooque	Patented	11538922	8,062,779
2	Anode with Ceramic Additives for Molten Carbonate Fuel Cell	Hilmi, Abdelkader Yuh, Chao-Yi Farooque, Mohammad	Patented	12054997	8,163,437
3	Fuel Cell Anode and Fuel Cell	Doyon J	Patented	8336870	5,558,948
4	Dual-Porosity Ribbed Fuel Cell Cathode	R. Johnsen, C. Yuh and M. Alexander	Patented	10226450	6,890,679
5	Continuous Method for Manufacture of Uniform Size Flake or Powder	J. Doyon and T. Lucas	Patented	10171148	6,884,269
6	Continuous Method and Apparatus for Manufacture of Uniform Size Flake or Powder	J. Doyon and T. Lucas	Patented	10835786	7,060,219
7	Electrolyte Matrix for Molten Carbonate Fuel Cells	Huang C Yuh C	Patented	766518	5,869,203
8	Method of Making Matrix for Carbonate Fuel Cells	C. Huang, C. Yuh, J. Doyon	Patented	9135811	5,997,794
9	Bipolar separator plate for use in a fuel cell assembly and for preventing poisoning of reforming catalyst	C. Yuh	Patented	12016564	7,985,512
10	Process for preparing a separator plate for a melt carbonate fuel cell and separator plate prepared according to this process	Nitschke, Felix | Wind, Jorg | Huber, Heinz	Patented	695860	5,698,337
11	Bipolar Separator	Farooque M Doyon J D Primerano T	Patented	8725286	5,773,161
12	Bipolar Separator for Use in a Fuel Cell Assembly	M. Farooque, M. Primerano, C. Yuh	Patented	9135737	6,159,627
13	Bipolar Separator Plate with Improved Wet Seals	C. Yuh, J. Li, M. Primerano, and T. Lucas	Patented	9451132	6,372,374

14	Method of Coating a Support Plate and Fuel Cell Provided with Such a Support Plate	R.C. Makkus E. Bullock A.H.H. Janssen Y. Denos M. Cassier	Patented	9807025	6,761,927
15	Fuel Cell Plate Structure Having Baffles in Wet Seal Area	Z. Ma C. Yuh D. Kelley M. Farooque W. Beesley	Patented	11396151	7,740,988
16	Cathode Side Hardware for Carbonate Fuel Cells	G. Xu C. Yuh M. Farooque	Patented	10867975	7,914,946
17	Cathode Side Hardware for Carbonate Fuel Cells	G. Xu C. Yuh	Patented	11137018	7,919,214
18	Fuel Cell Assembly and Method of Making Same	Correa, Salvador E. Lucas, Thomas M. Novacco, Lawrence J.	Patented	11746911	8,137,741
19	Sol-gel Coated Cathode Side Hardware for Carbonate Fuel Cells	C. Huang and J. Li	Patented	9848023	6,645,657
20	Method of Manufacturing an Electrochemical Cell	Sitters, Eric Franciscus Van Heuveln, Frederik Hendrik	Patented	793846	5,885,309
21	Inactive end cell assembly for fuel cells for improved electrolyte management and electrical contact	C. Yuh, R. Johnsen and M. Farooque	Patented	10407544	7,201,985
22	Internal Reforming Fuel Cell Assembly With Simplified Fuel Feed	M. Farooque, L.J. Novacco, J.P. Allen	Patented	9251196	6,200,696
23	High performance internal reforming unit for high temperature fuel cells	Z. Ma R. Venkataraman L. Novacco	Patented	11030747	7,431,746
24	Flexible Fuel Cell Gas Manifold System	M. Cramer; J. Shah; R. Hayes and D. Kelley	Patented	10264866	6,887,611
25	Retention System for Fuel Cell Stack Manifolds	S. Blanchet, M. Cramer and R. Zepko	Patented	9636452	6,461,756
26	Fuel Cell End Unit with Integrated Heat Exchanger	S. Blanchet P. Patel	Patented	10329182	7,070,874
27	Fuel Cell End Unit with Integrated Heat Exchanger	S. Blanchet P. Patel	Patented	11436748	7,393,605
28	Fuel Cell Stack Compressive Loading System	S. Blanchet	Patented	10329116	6,797,425
29	Fuel Cell Stack Compression System	S. Blanchet, M. Cramer and R. Hayes	Patented	9651921	6,413,665

30	Fuel Cell System with Mixer/Eductor	S. Blanchet and P. Patel	Patented	10187495	6,902,840
31	Wet-Seal Caulk for Carbonate Fuel Cell	D. Kelley C. Yuh M. Farooque	Patented	11396154	8,057,955
32	Fibrous ceramic material and method for making same	C. Yuh D. Kelley N. Jalani	Patented	12233427	8,088,697
33	Manifold gasket accommodating differential movement of fuel cell stack	D. Kelley M. Farooque	Patented	11022977	7,294,427
34	Ultra-Smooth Dielectric Members for Liquid Electrolyte Fuel Cells	Li J Maru H	Patented	9736549	6,514,636
35	Fuel cell system including a unit for electrical isolation of a fuel cell stack from a manifold assembly and method therefor	M. Farooque D. Kelley K. Davis	Patented	11020593	7,276,304
36	Dielectric frame assembly and fuel cell manifold	E. Hansell K. Dickson M. Farooque D. Kelley P. Gilbert	Patented	11020592	7,494,736
37	Modular Fuel-Cell Stack Assembly	W. Urko andP. Patel	Patented	10916235	7,323,270
38	Modular Fuel-Cell Stack Assembly	P. Patel	Patented	11970411	7,754,393
39	High-lithium electrolyte for use in molten carbonate fuel cells and method for making same	A. Hilmi C. Yuh M. Farooque	Patented	11130378	7,524,576
40	Carbonate Fuel Cell and Components Thereof for In-Situ Delayed Addition of Carbonate Electrolyte	R. Johnsen C. Yuh M. Farooque	Patented	11139758	7,939,219
41	Method for producing plate-shaped components or combinations of components	De Rooij, Robert Nammensma, Pieter	Patented	9194360	6,217,812
42	Carbonate Fuel Cell Matrix	M. Farooque C. Yuh	Patented	8319269	5,580,673
43	Carbonate Fuel Cell with Direct Recycle of Anode Exhaust to Cathode	Bernard R M.	Patented	8237675	5,422,195
44	Fuel Cell Sub-Assembly with a Plurality of Dimples	J. Allen	Patented	8698439	5,795,665
45	Catalyst Assembly for Internal Reforming Fuel Cell	M. Farooque P. Patel J. Allen	Patented	8667980	5,660,941
46	Catalyst and/or Electrolyte Loaded Plate and Method of Making Same	C. Haung, C. Yuh, M. Farooque	Patented	10361393	6,942,943

47	Electrolyte Creepage Barrier for Liquid Electolyte Fuel Cells	J. Li, M. Farooque, C. Yuh	Patented	10405569	7,320,838
48	Manifold and Sealing Assembly for Fuel Cell Stack	D. Kelley and R. Hayes	Patented	9797021	6,531,237
49	Corrugated Current Collector for Direct Internal Reforming Fuel Cells	S. Blanchet, L. Novacco and J. Doyon	Patented	9891690	6,492,045
50	Anode Support for Carbonate Fuel Cells	C. Yuh and J. Li	Patented	10028599	6,719,946
51	Compliant Manifold Gasket	M. Farooque C. Yuh M. Cramer D. Kelley	Patented	10627035	6,964,825
52	Reforming Catalyst and Method and Apparatus for Making and Loading Same	S. Katikaneni S. Correa E. Gladke	Patented	11280633	7,655,196
53	In-Situ Removal of Electrolyte from Gas Oxidizer	S. Katikaneni M. Farooque	Patented	11022914	7,381,487
54	Reactant Flow Arrangement of a Power System of Several Internal Reforming Fuel Cell Stacks	N. J. J. Dekker R. G. Fellows	Patented	9297835	6,344,289
55	Flow Control Assembly for Use with Fuel Cell Systems Operating on Fuels with Varying Fuel Composition	J. Daly F. Jahnke S. Koehler	Patented	11931746	8,062,804
56	Gasket for Molten Carbonate Fuel Cell	Farooque, Mohammad Allen, Jeff	Patented	7570034	5,110,692
57	High-Efficiency Dual-Stack Molten Carbonate Fuel Cell System	F. Jahnke M. Farooque H. Ghezel-Ayagh	Patented	13275524	8,236,458
58	Catalyst assembly for use in anode gas oxidizing systems of high temperature fuel cells	S. Blanchet S. Katikaneni	Patented	11195146	7,678,483
59	Control assembly for controlling a fuel cell system during shutdown and restart	R. Venkataraman M. Farooque G. Carlson G. Berntsen D. Beachy S. Peterhans M. Bischoff	Patented	11202010	7,736,777
60	Low Flow Bypass	K. Arneson F. Jahnke G. Berntsen	Patented	11404551	7,939,215
61	Fuel Cell System with Recycle of Anode Exhaust Gas	F. Jahnke S. Parab	Patented	10439132	7,060,382
62	Fuel Cell Assembly Using Multiple Fuel Cell Stacks and Control Method Therefor	G. Berntsen J. Doyon	Patented	11430107	7,800,340

63	Carbonate Fuel Cell System with Thermally Integrated Gasification	Steinfeld G Meyers S J Lee A	Patented	8368430	5,554,453
64	Metal-Ceramic Joint Assembly	J. Li	Patented	9292440	6,410,161
65	Assembly for and Method of Housing an Object, Such as Fuel Cell Balance of Plant Equipment, for Transport to and Storage at a User Location	K. Arneson L. Ernst Jr. A. Durante G. Chenot	Patented	11409873	7,556,472
66	High-Capacity Sulfur Adsorbent Bed and Gas Desulfurization Method	S. Katikaneni S. Parab	Patented	10628653	7,063,732
67	Method and system for recovering high power output operation of high temperature fuel cells using a rapid load recovery procedure	J. Daly W. Livingood R. Venkataraman M. Farooque	Patented	11475475	8,202,661

II.	U.S. Applications Held by FCE

	Title	Inventor(s)	Status	Application No.
1	Molten carbonate fuel cell cathode with mixed oxide coating	Hilmi, Abdelkader Yuh, Chao-Yi	Pending	10755483
2	Coated Support Material for Use in Fabricating a Fuel Cell Matrix and Method of Forming Same Using Alkaline Precursors	Xu, Gengfu Yuh, Chao-Yi	Pending	11462810
3	Fuel Cell Assembly and Method of Making Same	S. Correa T. Lucas L. Novacco	Pending	13424028
4	Internal Reforming Fuel Cell Assembly with External Manifold and Selective Catalyst Loading for Staging Fuel Supply Within High Temperature Fuel Cell Stack	Z. Ma M. Farooque R. Venkataraman	Pending	12720328
5	Modular Fuel Cell Stack Assembly Including Anode Gas Oxidizer and Integrated External Manifolds for Use in Fuel Cell Stack Modules	Z. Ma M. Farooque R. Venkataraman M. Cramer A. Barlow	Pending	12996437
6	Flow Distribution Control Baffle Plate For Fuel Cells	J. McInerney L. Ernst M. Farooque E. Hansell D. Nedu K. Davis W. Snyder M. Quantannens	Pending	13016519

7	Method and manufacturing assembly for sintering fuel cell electrodes and impregnating porous electrodes with electrolyte powders by induction heating for mass production	T. Lucas W. Zhu T. Vailionis	Pending	13198600
8	High Performance Electrolyte For Molten Carbonate Cells	A. Hilmi C. Yuh M. Farooque	Pending	12840736
9	Bipolar Separator Assembly For Fuel Cells And Method Of Making Same	W. Morris L. Novacco M. Primerano	Pending	13150838
10	Gas flow control assembly for use with fuel cell systems operating on fuels with varying fuel composition	R. Venkataraman G. Berntsen G. L. Carlson F. C. Jahnke A. J. Leo	Pending	11089799
11	On-line Monitoring Assembly for Detection of Sulfur Breakthrough in a Desulfurizer Assembly and Sulfur Breakthrough Detection Method	S. P. Kaitikaneni J. M. Daly	Pending	11782989
12	Water recovery assembly for use in high temperature fuel cell systems	F. C. Jahnke J. M. Daly A. J. Leo	Pending	11971663
13	Water Recovery Assembly for Transferring Water from Fuel Cell Cathode Exhaust	F. C. Jahnke J. M. Daly	Pending	12042231
14	Fuel Humidifier Assembly for Use in High Temperature Fuel Cell Systems	F. C. Jahnke J. M. Daly M. A. Lilback	Pending	12393623
15	Fuel Cell with Electrical Short Circuit Prevention Means	C. Yuh M. Farooque A. Hilmi R. Johnsen G. Xu	Pending	12424196
16	Fuel Cell System Manifold Seal	G. DiCostanzo D. Kelley L. Ernst, JR.	Pending	12608175
17	Sulfur Breakthrough Detection Assembly for use in a Fuel Utilization System and Sulfur Breakthrough Detection Method	J. M. Daly	Pending	12951679
18	Pre-Processing Assembly for Pre-Processing Fuel Feedstocks for use in a Fuel Cell System	S. Katikaneni J. M. Daly M. Farooque	Pending	13006959

III.	Non-U.S. Patents and Applications Held by FCE

Title	Inventor(s)	Country	Application No. / Publication No. / Patent No.

1	Improved anode structure for molten carbonate fuel cell	A. Hilmi C. Yuh M. Farooque	KR	2009-7009153
			EP	7843653.2
2	Fuel Cell Anode and Fuel Cell	Doyon J	DE	69514317.4
3	Molten carbonate fuel cell cathode with mixed oxide coating	Hilmi, Abdelkader Yuh, Chao-Yi	KR	772237
4	Continuous Method for Manufacture of Uniform Size Flake or Powder	J. Doyon and T. Lucas	JP	2005-529737
			EP	2792529.6
			IN	3516/DELNP/2004
5	Method of Making Matrix for Carbonate Fuel Cells	C. Huang C. Yuh, J. Doyon	FR	1109759
			DE	69941218.8-08
			UK	05/31/38
			IN	237851
6	Coated Support Material for Use in Fabricating a Fuel Cell Matrix and Method of Forming Same Using Alkaline Precursors	Xu, Gengfu Yuh, Chao-Yi	KR	2009-0035584
7	Bipolar separator plate for use in a fuel cell assembly and for preventing poisoning of reforming catalyst	C. Yuh	KR	2008-0109024 (1118884)
8	Bipolar Separator	Farooque M Doyon J D Primerano T	CN	ZL97198477.8
9	Bipolar Separator Plate with Improved Wet Seals	C. Yuh, J. Li, M. Primerano, and T. Lucas	CN	1188925
			DE	60017604.5-08
10	Fuel Cell Plate Structure Having Baffles in Wet Seal Area	Z. Ma C. Yuh D. Kelley M. Farooque W. Beesley	KR	2008-0109056 (1137055)
			EP	7756434.2
11	Cathode Side Hardware for Carbonate Fuel Cells	G. Xu C. Yuh M. Farooque	JP	2008-503058
			KR	2007-7000786
			EP	5757500.3
12	Fuel Cell Assembly and Method of Making Same	Correa, Salvador E. Lucas, Thomas M. Novacco, Lawrence J.	JP	2010-507645
			KR	2009/7025370
			IN	52/2006
			EP	8747841.8
13	Inactive end cell assembly for fuel cells for improved electrolyte management and electrical contact	C. Yuh, R. Johnsen and M. Farooque	DE	60330054
			JP	4555225

14	Internal Reforming Fuel Cell Assembly With Simplified Fuel Feed	M. Farooque, L.J. Novacco, J.P. Allen	DE	69910624.9-08
15	High performance internal reforming unit for high temperature fuel cells	Z. Ma R. Venkataraman L. Novacco	JP	2008-522942
			KR	2007-7015329
			EP	5851286.4
16	Flexible Fuel Cell Gas Manifold System	M. Cramer; J. Shah; R. Hayes and D. Kelley	CN	1237642
			JP	4317132
			EP	1554767
17	Retention System for Fuel Cell Stack Manifolds	S. Blanchet, M. Cramer and R. Zepko	DE	60140371.1-08
			IN	196113
			JP	3736765
			CN	ZL01813533.1
18	Fuel Cell End Unit with Integrated Heat Exchanger	S. Blanchet P. Patel	CN	100524919
			JP	2006-512731 (JP4669917)
			EP	03814642.9-2119
19	Fuel Cell Stack Compressive Loading System	S. Blanchet	CN	ZL03825719.X
			JP	4153491
			EP	1590846
			DE	60326650.0-08
20	Fuel Cell Stack Compression System	S. Blanchet, M. Cramer and R. Hayes	CN	1222067
			JP	2004-508671
			CN	ZL01814724.0
			IN	196112
			DE	1316124
21	Fuel Cell System with Mixer/Eductor	S. Blanchet and P. Patel	CN	1332467
			JP	4146427
			IN	4060/DELNP/2004
22	Wet-Seal Caulk for Carbonate Fuel Cell	D. Kelley C. Yuh M. Farooque	KR	2008-0106472 (1111021)
			EP	7710141.8
23	Fibrous ceramic material and method for making same	C. Yuh D. Kelley N. Jalani	KR	2011-7008795
			EP	9815040.2
24	Manifold gasket accommodating differential movement of fuel cell stack	D. Kelley M. Farooque	JP	2008-525963
			KR	2007-7017280
			EP	5848515.2
25	Ultra-Smooth Dielectric Members for Liquid Electrolyte Fuel Cells	Li J Maru H	DE	60140271
			CN	ZL01820569.0
			IN	216427

26	Fuel cell system including a unit for electrical isolation of a fuel cell stack from a manifold assembly and method therefor	M. Farooque D. Kelley K. Davis	JP	2008-525970
			KR	2007-0091032
			DE	1839355
27	Dielectric frame assembly and fuel cell manifold	E. Hansell K. Dickson M. Farooque D. Kelley P. Gilbert	JP	2008-530723
			KR	2007-7016672
			EP	5825071.3
28	Modular Fuel-Cell Stack Assembly	W. Urko andP. Patel	JP	2008-510277
			KR	2007-7005400
			IN	87/DELNP/2007
			EP	5791109.1
29	High-lithium electrolyte for use in molten carbonate fuel cells and method for making same	A. Hilmi C. Yuh M. Farooque	IN	6968/DELNP/2007
			KR	2007-7029301
30	Carbonate Fuel Cell and Components Thereof for In-Situ Delayed Addition of Carbonate Electrolyte	R. Johnsen C. Yuh M. Farooque	KR	2007/7030556
31	Method for producing plate-shaped components or combinations of components	De Rooij, Robert Nammensma, Pieter	JP	3974183
			EP	914684
32	Carbonate Fuel Cell Matrix	M. Farooque C. Yuh	EP	69525413.8
			JP	2947739
33	Catalyst Assembly for Internal Reforming Fuel Cell	M. Farooque P. Patel J. Allen	DE	69737564
34	Catalyst and/or Electrolyte Loaded Plate and Method of Making Same	C. Haung, C. Yuh, M. Farooque	IN	3145/DELNP/2005
35	Manifold and Sealing Assembly for Fuel Cell Stack	D. Kelley and R. Hayes	DE	60237511.8-08
			CN	ZL03805813.X
			IN	4318667 (786/MUMNP/2003)
36	Anode Support for Carbonate Fuel Cells	C. Yuh and J. Li	DE	60211558.2-08
			IN	01319/DELNP/2004
37	Compliant Manifold Gasket	M. Farooque C. Yuh M. Cramer D. Kelley	KR	770810
			EP	4801843.6
38	Reforming Catalyst and Method and Apparatus for Making and Loading Same	S. Katikaneni S. Correa E. Gladke	IN	3128/DELNP/2008
			KR	2008/7014532

39	Reactant Flow Arrangement of a Power System of Several Internal Reforming Fuel Cell Stacks	N. J. J. Dekker R. G. Fellows	DE	947022
			KR	997004235
40	Flow Control Assembly for Use with Fuel Cell Systems Operating on Fuels with Varying Fuel Composition	J. Daly F. Jahnke S. Koehler	IN	6804/DELNP/2007
41	Gasket for Molten Carbonate Fuel Cell	Farooque, Mohammad Allen, Jeff	EP	472152
			DE	P69109971.5
42	Connection Assembly for Promoting Electrical Isolation	S. Blanchet D. Kelly M. Farooque R. Way	KR	2006-7004986 (820997)
43	Compliant Member for Wet Seal	Yuh, Chao-Yi | Cramer, Michael | Farooque, Mohammad | Kelley, Dana | Begley, Chris	KR	2006-7003077 (771321)
44	Electrolyte Matrix for Molten Carbonate Fuel Cells with Improved Pore Size and Method of Manufacturing Same	Xu, Gengfu | Yuh, Chao-Yi	KR	2007-7029052
			DE	602006024569.6
45	Mixer/Educator for High Temperature Fuel Cells	BLANCHET, Scott BARLOW, Alan SNYDER, William, J. FARRENKOPF, Dennis, R. MOFFAT, Robert, J.	KR	2006-7016225 (842987)
			JP	2006-551051
46	A Manifold System for Coupling Gases to or from the Face of a Fuel Cell Stack	N/A	IN	475/DELNP/2005 (243645)
47	A Dielectric Member for a Liquid Electrolyte Fuel Cell System	N/A	IN	832/DELNP/2003 (222761)
48	Fuel Reformer	N/A	IN	1169/DELNP/2005 (41/2009)
49	Online Monitoring Assembly for detection of Sulfur Breakthrough in a Desulfurizer Assembly and Sulfur Break Through Detection	N/A	IN	40/DELNP/2010 (32/2010)

50	Internal Reforming Fuel Cell Assembly with Selectively Adjustable Direct and Indirect Internal Reforming	N/A	IN	4066/DELNP/2006 (25/2007)
51	A Fuel Cell Assembly	N/A	IN	950/DELNP/2005 (25/2009)
52	Method and System for Recovering High Power Output Operation of High Temperature Fuel Cell by Using a Rapid Load Recovery	N/A	IN	9762/DELNP/2008 (12/2009)
53	Catalyst assembly for use in anode gas oxidizing systems of high temperature fuel cells	S. Blanchet S. Katikaneni	CN	101542802
			KR	2008-0033487
			IN	600/DELNP/2008
54	Control assembly for controlling a fuel cell system during shutdown and restart	R. Venkataraman M. Farooque G. Carlson G. Berntsen D. Beachy S. Peterhans M. Bischoff	KR	2008-0043821
55	Low Flow Bypass	K. Arneson F. Jahnke G. Berntsen	KR	2009-0005174
56	Fuel Cell System with Recycle of Anode Exhaust Gas	F. Jahnke S. Parab	JP	2006-525626
			KR	768973
57	Internal Reforming Fuel Cell Assembly With Selectively Adjustable Direct and Indirect Internal Reforming	S. Blanchet	JP	2007-520868
			KR	796111
			IN	25/2007
58	Fuel Cell Assembly Using Multiple Fuel Cell Stacks and Control Method Therefor	G. Berntsen J. Doyon	JP	2009-536781
			KR	2009-0014196
			IN	9007/DELNP/2008
			DE	2038952
59	A fuel cell system with recycle of anode exhaust gas	JAHNKE, Fred, C. | PARAB, Sanjay C.	JP	2006-501191
60	Assembly for and Method of Housing an Object, Such as Fuel Cell Balance of Plant Equipment, for Transport to and Storage at a User Location	K. Arneson L. Ernst Jr. A. Durante G. Chenot	JP	2009-534278
			KR	2008-0111448
			IN	7340/DELNP/2008
61	Pre-Processing Assembly For Pre-Processing Fuel Feedstocks For Use In A Fuel Cell System	S. Katikaneni M. Farooque	CN	101287815
			JP	2008-518870
			KR	2007-0085688

62	High-Capacity Sulfur Adsorbent Bed and Gas Desulfurization Method	S. Katikaneni S. Parab	JP	2007-500265 (JP4795950)
			KR	796110
			UK	1660215
			DE	602004030130.2-08
63	Electrolyte Creepage Barrier for Liquid Electolyte Fuel Cells	J. Li, M. Farooque, C. Yuh	EP	1994204.4
64	Anode with Ceramic Additives for Molten Carbonate Fuel Cell	Hilmi, Abdelkader Yuh, Chao-Yi Farooque, Mohammad	KR	2010/7023827
65	Anode support member and bipolar separator for use in a fuel cell assembly and preventing poisoning of performing catalyst	C. Yuh	EP	7717359.9
66	Internal reforming fuel cell assembly with external manifold and selective catalyst loading for staging fuel supply within high temperature fuel cell stack	Z. Ma D. Kelley N. Jalani	EP	10751282.4
			KR	2011/7023629
67	Modular fuel cell stack assembly including anode gas oxidizer and integrated external manifolds for use in fuel cell stack modules	Z. Ma M. Farooque R. Venkataraman M. Cramer A. Barlow	EP	9759473.3
			KR	2011/7000210
68	Flow distribution control baffle plate for fuel cells	J. McInerney L. Ernst M. Farooque E. Hansell D. Nedu K. Davis W. Snyder M. Quantannens	PCT	PCT/US2012/022322
69	Method and manufacturing assembly for sintering fuel cell electrodes and impregnating porous electrodes with electrolyte powders by induction heating for mass production	T. Lucas W. Zhu T. Vailionis	PCT	PCT/US2012/048449
70	High performance electrolyte for molten carbonate fuel cells	A. Hilmi C. Yuh M. Farooque	PCT	PCT/US2011/043952

71	Bipolar separator assembly for fuel cells and method of making same	W. Morris L. Novacco M. Primerano	PCT	PCT/US2012/038536

IV.	Candidate Patents Subject to Further Review

	Title	Inventor(s)	Status	Application No.	Patent No.
1	Fuel Cell Hybrid Power Plant for Gas Distribution Systems	A. Skok D. Trechroeb	Patented	11435054	8,080,344
2	Electrode Assembly and Method of Making Same	M. Lambrech P. Patel	Patented	11925368	8,053,035
3	Liquid Metal Heat Exchanger for High Temperature Fuel Cells	R. Sanderson	Patented	12233447	8,048,549
4	High-Efficiency Dual-Stack Molten Carbonate Fuel Cell System	F. Jahnke M. Farooque H. Ghezel-Ayagh	Patented	12194272	8,062,799
5	Integrated high efficiency fossil fuel power plant/fuel cell system with CO2 emissions abatement	M. Farooque F. Jahnke	Patented	10860740	7,396,603
6	Integrated Fuel Cell And Heat Engine Hybrid System For High Efficiency Power Generation	H. Ghezel-Ayagh	Patented	11733447	7,862,938
7	Enhanced High Efficiency Fuel Cell / Turbine Power Plant	H. Ghezel-Ayagh Z. Wang	Patented	10660320	6,896,988
8	Internal Reforming Fuel Cell Assembly With Selectively Adjustable Direct and Indirect Internal Reforming	S. Blanchet	Patented	10774113	6,974,644
9	High Efficiency Fuel Cell System	H. Ghezel-Ayagh, A. Leo, R. Sanderson	Patented	9453185	6,365,290
10	Biomass-Fuel Cell Cogeneration Apparatus and Method	Patel P Fan J	Patented	8596616	5,736,026
11	Methanation assembly using multiple reactors	F. Jahnke S. Parab	Patented	10818680	7,247,281
12	DFC Operation With HD-5 Propane: Fuel Processing System Design	S. Katikaneni J. Daly M. Farooque	Patented	11469527	7,455,923
13	Pre-Processing Assembly For Pre-Processing Fuel Feedstocks For Use In A Fuel Cell System	S. Katikaneni M. Farooque	Patented	12478283	7,871,450

14	Fluid Diverter for a Fuel Cell System	P. Patel F. Jahnke M. Lambrech	Pending	12499129
15	Fuel Cell Power Production System with an Integrated Hydrogen Utilization Device	H. GHEZEL-AYAGH F. C. JAHNKE	Pending	12525751
16	Fuel Supply Assembly for Supplying Propane Fuel to a Fuel Cell Assembly and Fuel Cell System Employing the Same	N/A	IN	1072/DELNP/2009 (34/2010)
17	High-Efficiency Dual-Stack Molten Carbonate Fuel Cell System	F. Jahnke M. Farooque H. Ghezel-Ayagh	KR	20110042120
18	Fuel Cell Hybrid Power Plant for Gas Distribution Systems	A. Skok D. Trechroeb	CN	101529632
			JP	2009-537954
			KR	2009-0056933
			IN	9491/DELNP/2008
19	Integrated high efficiency fossil fuel power plant/fuel cell system with CO2 emissions abatement	M. Farooque F. Jahnke	CN	101427408
			JP	2008-507113
			CN	ZL200580017924.1
			KR	2007-0057131
20	Integrated Fuel Cell And Heat Engine Hybrid System For High Efficiency Power Generation	H. Ghezel-Ayagh	KR	2009-0108104
			KR	2009-0108123
21	Enhanced High Efficiency Fuel Cell / Turbine Power Plant	H. Ghezel-Ayagh Z. Wang	JP	4516078
			KR	771357
			DE	602004025601.3-08
22	High Efficiency Fuel Cell System	H. Ghezel-Ayagh, A. Leo, R. Sanderson	CN	1218421 (00816543.2)
			JP	3751881
			DE	60039717
23	Fuel cell power production system with an integrated hydrogen utilization device	GHEZEL-AYAGH, Hossein | JAHNKE, Fred, C.	KR	2009-7017887
24	Methanation assembly using multiple reactors	F. Jahnke S. Parab	JP	2007-533662
			KR	2007-0015564
			IN	5563/DELNP/2006
25	DFC Operation With HD-5 Propane: Fuel Processing System Design	S. Katikaneni J. Daly M. Farooque	JP	2010-503156
			KR	2009-0052379

EXHIBIT D

SALES TARGETS

Year    *    *    *    *    Total
*    *    *    *    (MW)

2013    *    *    *    *    *
2014    *    *    *    *    *
2015    *    *    *    *    *
2016    *    *    *    *    *
2017    *    *    *    *    *
2018    *    *    *    *    *
2022    *    *    *    *    *
2027    *    *    *    *    *

*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

SCHEDULE A
POSCO Affiliates
POSCO Affiliates shall include the following companies:
POSCO, a Korean corporation having a place of business at 1 Goedong-dong, Nam-gu, Pohang, Kyungbuk 790-704, Korea
POSCO AST, a Korean corporation having a place of business at 603 Seonggok-dong, Danwon-gu, Ansan, Gyeonggi 425-833, Korea
POSCO E&C, a Korean corporation having a place of business at 568-1 Goedong-dong, Nam-gu, Pohang, Gyeongbuk 790-704, Korea
POSCO ICT, a Korean corporation having a place of business at 606 Ho-dong, Nam-gu, Pohang, Gyeongbuk, Korea
POSCO PLANTEC, a Korean corporation having a place of business atJanghung-dong, Nam-gu, Pohang, Gyeongbuk 790-240, Korea
POSCO ENGINEERING, a Korean corporation having a place of business at 9-3 Sunae-dong, Bundang-gu, Seongnam-City, Gyeonggi-do 463-825, Korea
POSCO C&C, a Korean corporation having a place of business at 470 Janghung-dong, Nam-gu, Pohang, Gyeongbuk, Korea
POSCO SS, a Korean corporation having a place of business at Jeockhyun St. 143, Sungsan-gu, Changwon, Gyeongnam, Korea
POSCO CHEMTECH, a Korean corporation having a place of business at 1-143 Cheongnim-dong, Nam-gu, Pohang, Gyeongbuk, Korea
POSCO M-tech, a Korean corporation having a place of business at 608 Hyoja-dong, Nam-gu, Pohang, Gyeongbuk 790-330, Korea
POSCO P&S, a Korean corporation having a place of business at 735-3 POSCO P&S Tower 735-3 Yeoksam-dong, Gangnam-gu, Seoul 135-923, Korea
Daewoo International, a Korean corporation having a place of business at 84-11(Yonsei Severance Building), Namdaemunno 5-ga, Jung-gu, Seoul 100-753, Korea
RIST, a Korean research institute having a place at 32 Hyoja-dong, Nam-gu, Pohang, Gyeongbuk 790-600, Korea

SCHEDULE B

I.    Countries of the Asia Market shall mean the countries noted below:

Asia

Armenia
Bangladesh
Bhutan
Brunei
Cambodia
Timor
Georgia
Indonesia
Japan
Kazakhstan
Kyrgyzstan
Laos
Malaysia
Maldives
Mongolia
Nepal
Philippines
Singapore
Republic of Korea
Tajikistan
Thailand
Turkmenistan
Uzbekistan
Vietnam
China
India

II.    Countries of the Non-Asia Market shall include all countries and jurisdictions in the world excluding 1) the Asia Market set forth above in section I, and 2) the countries noted below:
Western Europe            Eastern Europe
Andorra                Albania
Austria                    Bulgaria
Belgium                Czech Republic
Cyprus                    Slovakia
Denmark                Hungary
Federal Republic of Germany        Poland
Finland                Romania
France                    All states of the former USSR
Great Britain                and including, but not limited to
Northern Ireland            CIS (Commonwealth of Independent
Greece                    States)
Greenland                 Yugoslavia
Ireland                    Slovenia
Iceland                    Croatia
Italy
Liechtenstein
Luxembourg
Malta
Monaco
Netherlands
Norway
Portugal
San Marino
Spain
Sweden
Switzerland
The Vatican State

Middle East
Iran
Iraq
Lebanon
Syria
Yemen, Arab Rep.
Yemen, Peoples Rep.

North America
United States
Canada
Mexico

SCHEDULE C

FCE Previously Granted Distribution Rights

Partner	Type of Agreement and Territory	Effective Date	Expiration	Rights in Korea
Abengoa & Hynergreen (subsidiary)	Memorandum of Understanding, Non-Exclusive in Europe and South America	12-09-2011	12-08-2017	No
FuelCell Energy Solutions GmbH & Fraunhofer IKTS	Partnership Agreement Non-exclusive, Europe	06-19-2012	Indefinite	No

SCHEDULE D
FCE Third Parties under a Confidentiality Agreement

Name	Material / Component	Part Number	Commentary
*	*	*	*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

SCHEDULE E
Roadmap
*

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.